              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON JANUARY 20, 1998

                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   WORLDS INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                   NEW JERSEY
                          (STATE OR OTHER JURISDICTION
                        OF INCORPORATION OR ORGANIZATION)

                                      7370
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   22-1848316
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 15 UNION WHARF
                           BOSTON, MASSACHUSETTS 02109
                                  617-725-8900
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
               EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                  THOMAS KIDRIN
                                 C/O WORLDS INC.
                                 15 UNION WHARF
                           BOSTON, MASSACHUSETTS 02109
                                  617-725-8900
                       (NAME, ADDRESS AND TELEPHONE NUMBER
                              OF AGENT FOR SERVICE)

                                   Copies to:
                             IRVING ROTHSTEIN, ESQ.
                          HELLER, HOROWITZ & FEIT, P.C.
                               292 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: (212) 685-7600
                            FACSIMILE: (212) 696-9459

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
At the desire of security holders after the effective date of the registration statement

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.        ___ _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                               ___ _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                               ___ _____________

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                           ___

                                                   CALCULATION OF REGISTRATION FEE

                                                                                   PROPOSED        PROPOSED
                                                                                    MAXIMUM         MAXIMUM
             TITLE OF EACH CLASS                              AMOUNT               OFFERING        AGGREGATE           AMOUNT OF
             OF SECURITIES TO BE                               TO BE               PRICE PER       OFFERING          REGISTRATION
                 REGISTERED                                 REGISTERED             SECURITY        PRICE (1)              FEE
                 ----------                                 ----------             ---------       ---------              ---
Common Stock, $.001 Par Value                               5,264,000              $ 1.00(2)      $5,264,000           $1,595.15

Common Stock, $.001 Par Value(3)(4)                           109,625              $ 1.00         $  109,625           $   33.22

Common Stock, $.001 Par Value(3)(4)                            50,000              $ 5.00         $  250,000           $   75.76

Common Stock, $.001 Par Value(4)(5)                           150,000              $ 0.67         $  100,500           $   30.45
                                                                                   ------         ----------           ---------


Total                                                                                             $5,474,125           $1,734.58
                                                                                                  ----------           ---------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933.

(2) As of the date of filing, there is no market for the registrant's securities. This price represents the price last paid by investors for the registrant's securities.

(3) To be issued upon exercise of currently outstanding Common Stock Purchase Warrants.

(4) Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants or the Unit Purchase Option.

(5)      To be issued upon exercise of currently outstanding stock options.

                              SUBJECT TO COMPLETION
                             DATED JANUARY 16, 1998
                              ---------------------
                                   WORLDS INC.
                             ----------------------
                        5,573,625 SHARES OF COMMON STOCK


         The holders of 5,573,625 shares of Common Stock, $.001 par value (the "Common Stock") of Worlds Inc. (the "Company" or "Worlds"), which includes 150,000 shares of Common Stock underlying currently outstanding stock options (the "Option Shares") and 159,625 shares of Common Stock underlying currently outstanding warrants (the "Warrant Shares") (collectively, the "Selling Security Holders") offer their securities for resale pursuant to this Prospectus.

         The Common Stock is not actively traded, and while the Company intends to use its best efforts to have it quoted on the OTC Bulletin Board, there can be no assurance that such securities will be accepted for quotation or, if accepted, that an active trading market will develop. See "Risk Factors."

         The proceeds from the sale of the securities offered by the Selling Security Holders will not inure to the benefit of the Company, but rather to such holders. See "Selling Security Holders." However, the Company will receive the proceeds of the exercise prices of the Option Shares and the Warrant Shares ($.67 per Option Share and $1.00 per Warrant Share for 109,625 warrants and $5.00 per Warrant Share for 50,000 warrants) if the same are exercised.

         The Securities offered hereby may be sold from time to time directly by the Selling Security Holder. Alternatively, the Selling Security Holders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of the securities.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AS DESCRIBED HEREIN. SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                 THE DATE OF THE PROSPECTUS IS JANUARY __, 1998.

         The Company intends to furnish to its stockholders annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm. The Company's fiscal year end is currently September 30. However, the Company intends shortly to change its fiscal year end to December 31. While the Company has not filed a Registration Statement with the Securities and Exchange Commission to register under, and be subject to the reporting requirements of, the Securities Exchange Act of 1934, the Company has voluntarily filed documents required thereunder and expects to subject itself shortly to the reporting requirements.


                             ADDITIONAL INFORMATION

         The Company has filed with the headquarters office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus filed as part of such Registration Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information pertaining to the securities offered hereby and the Company, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits thereto may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. This material can be found at http://www.sec.gov.



PROSPECTIVE PURCHASERS SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISION REGARDING THE COMPANY, AND SHOULD PAY PARTICULAR ATTENTION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS" AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. IN ADDITION, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ADVISORS IN ORDER TO UNDERSTAND FULLY THE CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

THE COMPANY, ORIGINALLY CALLED ACADEMIC COMPUTER SYSTEMS, INC., AS CURRENTLY CONSTITUTED IS THE RESULT OF THE ACQUISITION THROUGH MERGER (THE "MERGERS') OF WORLDS INC. AND WORLDS ACQUISITION CORP., BOTH FORMER DELAWARE CORPORATIONS. ACCORDINGLY, THE COMPANY WHICH PRIOR TO THE MERGERS WAS INACTIVE WITH NO OPERATIONS, NOW OPERATES THE BUSINESS FORMERLY OPERATED BY WORLDS INC. AND REFERENCES HEREIN TO THE COMPANY'S BUSINESS, MEANS THE PRE-MERGER BUSINESS OF WORLDS INC.

                                     SUMMARY

BACKGROUND
----------

         The Company today is the result of the mergers of Worlds Inc., a Delaware corporation ("Worlds") with and into Worlds Acquisition Corp., a Delaware corporation ("WAC"). The resulting entity then merged with and into Academic Computer Systems, Inc., a New Jersey corporation, which changed its name to Worlds Inc. Thus, the Company is really Academic Computer Systems, Inc. with a new name carrying on the business previously performed by Worlds. In a related transaction, an aggregate of $4,385,000 was raised to date in a private offering.

BUSINESS
--------

         The Company is engaged in marketing one or more three-dimensional ("3D") web sites intended to be directed to and used by the music industry. The Company intends to produce interactive music related content that is targeted to the music buying and computer using public, and intends to deliver its content directly to its customers on-line in embedded CD+ (also known as enhanced CDs) albums and singles of recording artists.

THE OFFERING
------------

         The Company is registering hereby 5,573,625 shares of its common stock, par value $.001, including 309,625 shares underlying currently outstanding derivative securities, all on behalf of selling security holders. The Company will not receive any proceeds from the sale of these securities.

RISK FACTORS
------------

         Purchasers of the securities offered hereby should be aware that the securities are highly speculative and involve a very high degree of risk and, therefore, should not be purchased by investors who cannot afford the loss of their entire investment. In addition to the general risks of investing, the Company's securities may be particularly risky based upon the fact that the Company (i) is undercapitalized to complete its business plan; (ii) is involved in a very competitive and idiosyncratic industry; (iii) plans to use the Internet as its medium; (iv) has not completed development of its projected product; and (v) has no market established for the trading of its securities. Prospective investors should carefully review and consider the factors set forth under "Risk Factors" as well as the other information herein.

                                  RISK FACTORS

         THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISKS DESCRIBED BELOW. BEFORE PURCHASING THE SECURITIES OFFERED HEREBY, EACH PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY THE GENERAL INVESTMENT RISKS ENUMERATED ELSEWHERE IN THIS PROSPECTUS AND THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY. The Company is still a development stage company. The Company has limited experience in developing and commercializing new products based on innovative technologies, and there is limited information available concerning the potential performance of its software or market acceptance of its proposed products. The Company will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the establishment of a new business and the development and commercialization of new products. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that the Company's efforts will result in successful product commercialization. See "Business."

LIMITED REVENUES; SIGNIFICANT AND CONTINUING LOSSES; GOING CONCERN. Following the Mergers, the business of the Company is substantially premised upon the pre-Merger business of Worlds. Since its inception, Worlds has generated limited revenues. Worlds incurred losses of $1,188,133, $7,582,832, and $10,186,954 for fiscal years ended December 31, 1994, 1995, and 1996, respectively, and $2,049,577 for the period ended September 30, 1997 or an accumulated deficit since inception in April 1994 through September 30, 1997 of $21,000,496. The Company will not generate any meaningful revenues, if ever, until after it successfully completes development and market testing of its three dimensional ("3D") music web sites(s), obtain(s) contracts with a significant number of record companies, record labels and artists and attracts and retains a significant number of advertisers and subscribers. There can be no assurance that the Company will be able to obtain contracts with a significant number of record companies, record labels and artists, and attract and retain a sufficient number of advertisers and subscribers to generate meaningful revenues or achieve profitable operations or that its 3D music site(s) will prove to be commercially viable. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company can be operated profitably in the future. Worlds Inc.'s independent auditors have included an explanatory paragraph in their report dated September 15, 1997 stating that recurring losses during the development stage raise substantial doubt about its ability to continue as a going concern. See "Financial Statements."

NEED FOR SUBSTANTIAL ADDITIONAL FINANCING. The Company's capital requirements relating to the development and commercialization of Worlds Platinum, the Company's 3D related Internet software technology, and its other activities have been and will continue to be significant. The Company is dependent on the proceeds of future financings in order to continue in business and develop and commercialize its proposed products. The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including the timetable of, and costs associated with, product development and commercialization), that it currently has only a portion of the funds necessary to permit the Company to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to permit the Company to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations. See "Business."

UNCERTAINTY OF PRODUCT DEVELOPMENT. Although considerable time and financial resources were expended in the development of Worlds Platinum, the product has yet to be completed. There can be absolutely no assurance that problems will not develop or that this product will ever be completed, which would have a material adverse effect on the Company. The Company has not yet undertaken third-party testing of the basic platform or the development or testing of any system enhancements. The Company will be required to commit considerable time, effort and resources to finalize such development and adapt its software to satisfy specific requirements of potential customers. Continued system refinement, enhancement and development efforts are subject to all of the risks inherent in the development of new products and technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to satisfactorily complete development, which could result in abandonment or substantial change in product commercialization. There can be no assurance that product development efforts will be successfully completed on a timely basis, or at all, that the Company will be able to successfully adapt its software to satisfy specific requirements of potential customers, or that unanticipated events will not occur which would result in increased costs or material delays in product development or commercialization. The Company has only conducted limited tests of such software. Consequently, there can be no assurance that such software will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use. In addition, technologies as complex as those planned to be incorporated into the Company's product may contain errors which only become apparent subsequent to commercial use. Remedying such errors could delay the Company's plans and cause it to incur substantial additional costs.

NEED TO INTEGRATE OTHER TECHNOLOGIES. The Company's 3D Internet related music sites require the integration of other technologies into its Worlds Platinum technology platform. In this regard, there can be absolutely no assurance that any and/or all of these other technologies that are needed to supplement the Company's core technology will be available; and even if available, there can be absolutely no assurance these other technologies can be acquired on favorable economic terms. Furthermore, there can be absolutely no assurance that these other technologies can successfully be integrated with and/or into the Company's Worlds Platinum technology.

NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE AND COMMERCIALIZATION STRATEGY. The Company's planned 3D music site(s) represent a new business concept. As is typical in the case of a new business concept, demand and market acceptance for a newly introduced product is subject to a high level of uncertainty. Achieving market acceptance for this new concept will require significant efforts and expenditures by the Company to create awareness and demand by record companies, record labels, recording artists, music buyers, and Internet consumers. The Company's prospects will be significantly affected by its ability to successfully develop and maintain relationships with recording artists and record companies, which will promote their services using the Company's 3D music site(s) and, at the same time, attract significant numbers of advertisers and subscribers. Any lack or lessening of demand by record buyers or Internet consumers would have an adverse effect on market acceptance for the Company's product. The Company has not yet commenced significant marketing activities and has limited experience and limited financial, technical, personnel and other resources to independently undertake extensive marketing activities.

The Company's marketing strategy and preliminary and future marketing plans may be unsuccessful and are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments for applications of the Company's technology), and the nature of possible license and distribution arrangements which may or may not become available to it in the future and economic, regulatory and competitive factors. To the extent that the Company is able to enter into satisfactory marketing and distribution arrangements in the future, it will be largely dependent on the efforts of the recording artists and record labels and on the marketability and sales of their products. There can be no assurance that the Company's strategy will result in successful product commercialization or that the Company's efforts will result in initial or continued market acceptance for the Company's proposed products. See "Business."

COMPETITION; TECHNOLOGICAL OBSOLESCENCE. The markets that the Company intends to enter are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. The Company will face competition from numerous sources, including prospective record labels which may develop and market their own competitive products and services, online and Internet service providers, and others with the technical capabilities and expertise which would encourage them to develop and commercialize competitive products or services. There are over 50 companies collaborating to establish standardization of the Virtual Reality Modeling Language ("VRML") for 3D usage on the Internet. To the best of the Company's knowledge, at least two other companies are developing 3D music sites for record labels, while almost all major record companies have one or more 2D music sites now established on the Internet. Certain of such competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets and market new products and services. In addition, the markets for the Company's proposed products are characterized by rapidly changing technology and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent upon the Company's ability to complete development and introduce Worlds Platinum into the marketplace in a timely manner, to continually enhance and improve its software and to successfully develop and market new products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products. See "Business."

CAPACITY CONSTRAINTS; SYSTEM FAILURE AND SECURITY RISKS. The Company's operations will depend upon the capacity, reliability and security of its system infrastructure. The Company currently has limited system capacity and will be required to continually expand its system infrastructure to accommodate significant numbers of users and music sites they may wish to access. Development and/or expansion of the Company's system infrastructure will require substantial financial, operational and managerial resources. The Company intends to lease and contract computer equipment to develop and/or expand system capacity. There can be no assurance that the Company will be able to expand its system infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all. Failure by the Company to develop and/or expand its system infrastructure on a timely basis would have a material adverse effect on the Company. In addition, the Company will be highly dependent upon Web browsers and online service providers for access to the Company's services. The Company's system infrastructure will also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to its customers.

RISKS ASSOCIATED WITH THE MUSIC INDUSTRY. The following are certain specific risks related to doing business in the music industry:

      o The record industry experienced an overall reduction in growth during 1996 which is expected to continue. During 1996, several of the country's largest record store chains and hundreds of independent music shops either declared bankruptcy or went out of business and sales of prerecorded music decreased over 1995. Industry analysts suggest several factors, including a glut of products in the market, as being responsible.

      o Each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. There can be no assurance that any of the prerecorded music products in which the Company inserts its technology will produce revenue for the Company or, if they do, that such revenue will be sufficient to recoup any costs incurred by the Company. See "Business."

      o A record label's decision to purchase new products and technology is often lengthy and requires the approval of a significant number of parties. The period in which a record company distributes the Company's software to its customers may also be lengthy, depending upon the level of acceptance and usage by its recording artists and management which could delay the Company's plans in particular markets. See "Business."

RISKS RELATING TO THE INTERNET. The Company plans to market its products on the Internet. Following are certain specific risks related to conducting business on the Internet:

      o Use of the Internet by consumers is in a relatively early stage, and market acceptance of the Internet as a medium for commerce and advertising is subject to uncertainty. The rapid growth of global commerce and the exchange of information on the Internet and other online networks is relatively new and still evolving, making it difficult to predict whether the Internet will prove to be a viable commercial marketplace. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Company believes that its future success will depend on its ability to significantly increase revenues which, in turn, may be materially dependent upon the development and widespread acceptance of the Internet and online services as a medium for commerce and advertising.

      o The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complimentary services, such as high speed modems and security procedures for financial transactions. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, the Company's business, results of operations and financial condition would be materially adversely affected.

      o In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to the Company's Internet websites. To date, sales of Internet advertising represent only a small percentage of total advertising sales. There can be no assurance that advertisers and advertising agencies will accept the Internet as a medium. If Internet advertising is not widely accepted by, or if the Company is not successful in generating significant advertising revenues from, advertisers and advertising agencies, the Company's business, results of operations and financial condition could be materially adversely affected. See "Business."

POTENTIAL LIABILITY AND INSURANCE. While the Company intends to acquire all licenses and other rights of which it is aware are necessary to conduct its business without violating any copyrights, due to the nature of its business, the Company could become involved in litigation regarding the musical content transmitted over its system which could create adverse publicity, significant defense costs and substantial damage awards against the Company. In addition, because music content materials may be downloaded and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. The Company also could be exposed to liability in connection with the selection of materials that may be accessible over its system. Claims could be made against the Company if material deemed inappropriate for viewing by children could be accessed. While the Company carries insurance policies, the Company's insurance may not cover potential claims of this type or may not be adequate to cover liability that may be imposed or related defense costs. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is partially or completely uninsured. Any partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, would have a material adverse effect on the Company.

PROPRIETARY INFORMATION. The Company regards certain computer software developed by Worlds Inc. prior to the Mergers as proprietary and will continue to attempt to protect it with copyrights, trade secret laws, proprietary rights agreements and internal nondisclosure agreements and safeguards. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, there can be no assurance that nondisclosure agreements with the Company's employees will adequately protect the Company's trade secrets. Although the Company believes that its proposed products do not and will not infringe patents or violate proprietary rights of others, it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's proposed products infringe patents or proprietary rights of others, the Company may be required to modify the design of its proposed products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

DEPARTURE OF WORLDS INC.'S MANAGEMENT; PREVIOUS CESSATION OF OPERATIONS. In March 1997, Worlds Inc.'s senior management, including its president, senior vice president for business development, and general legal counsel, resigned. As a result of their departure and the lack of comprehensive records within Worlds Inc., much of the institutional knowledge of Worlds Inc.'s operations, financial affairs, technical projects, and other related items and matters prior to the Merger is difficult to assess. These matters could have a materially adverse effect on the Company's business. There may also be potential claims against the Company of which it is currently unaware. In addition, contemporaneous with the departure of Worlds Inc.'s management, substantially all of Worlds Inc.'s personnel were discharged and until recently, the Company has not had the financial resources to hire new personnel. Consequently, Worlds Inc.'s relations with customers, vendors and shareholder have been severely disrupted and the Company may be required to expend significant funds and management resources in dealing with Worlds Inc.'s old customers, vendors and shareholders.

LIABILITIES RESULTING FROM THE MERGERS. By operation of law, following the Mergers, the liabilities (including contingent liabilities that later develop) of Worlds Inc. and Worlds Acquisition Corp., are the liabilities of the Company. Prior to the Mergers there were several outstanding claims against Worlds Inc. that may result in active litigation. Although to the best of the Company's knowledge, no legal proceeding other than those referenced under "Business-Legal Proceedings" herein have been instituted, potential claims may exist in the areas of unpaid taxes, unpaid wages and expenses to employees and consultants, unpaid accrued vacation pay and indemnification claims by certain entities and individuals against Worlds Inc. The Company has also been informed that certain former employees and consultants of Worlds Inc. may assert claims against the Company based on alleged grants of options or other equity interests in Worlds.

DEPENDENCE ON KEY PERSONNEL; NEED FOR QUALIFIED MANAGEMENT PERSONNEL; MANAGEMENT LACK OF INTERNET EXPERIENCE. The success of the Company will be dependent on the personal efforts of Thomas Kidrin, its President. Although the Company intends to enter into an employment agreement with Mr. Kidrin which will expire in December 2000 and the Company intends to obtain "key-man" insurance on his life in the amount of $1,000,000, the loss of his services could have a material adverse effect on the Company's proposed business plan and prospects. At present the Company is understaffed and success of the Company is dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on the Company. While senior managers and the Board members have substantial business, financial and technical experience, with the exception of one Board member, none of the senior managers or the Board members has direct experience with Internet marketing, sales or technology. This lack of Internet experience could lead the Company to make flawed strategic judgments or decisions that could adversely affect the Company.

CONTROL BY SMALL GROUP INCLUDING MANAGEMENT. The former stockholders of Worlds Acquisition Corp., two of whom are on the Company's Board of Directors and one of which is an executive officer, beneficially own, in the aggregate, approximately 51.5% of the outstanding shares of the Company's Common Stock. Accordingly, such persons, acting together, are in a position to control the Company, elect all of the Company's directors, cause an increase in the authorized capital or the dissolution, merger or sale of the assets of the Company, and generally to direct the affairs of the Company. See "Management" and "Principal Shareholders."

NO TRADING MARKET; LARGE OVERHANG OF SECURITIES. There is no present trading market for the Company's shares of Common Stock, nor has there been any such market for at least the past five years. No assurances can be given that a trading market will develop for the Company's securities, or if developed, that it will continue. In the absence of a trading market, a purchaser of the securities in this offering may encounter difficulties in attempting to sell or otherwise dispose of these shares notwithstanding their registration under the Act. In addition to the 5,264,000 shares and 309,625 shares underlying derivative securities being registered hereunder, there are an additional 2,400,000 shares that will be freely tradeable beginning December 4, 1998 and an additional 8,000,000 shares that will be tradable subject to certain volume restrictions on such date.

PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their shares.

NO DIVIDENDS. To date, the Company has not paid any cash dividends on its stock and the Company does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements. See "Description of Securities - Dividend Policy."

CONSENT DECREE OF FOUNDER. In June 1994, Steven Greenberg, a founder of and consultant to Worlds Acquisition Corp. and the Company's largest single shareholder with approximately 29% of the outstanding shares, settled a civil proceeding instituted against him by the SEC in which the SEC alleged that he had engaged in certain insider trading activities prohibited by the Federal securities laws. The settlement, embodied in a consent decree in which Mr. Greenberg neither admitted nor denied the SEC's allegations, required Mr. Greenberg to make a monetary payment to the SEC. See "Management-Directors, Executive Officers and Consultant."

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS. The Company's By-Laws, as amended to date, includes provisions to limit, to the fullest extent permitted by New Jersey law, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The ByLaws also includes provisions to the effect that (subject to certain exceptions) the Company shall indemnify any director or officer to the extent permitted under New Jersey law as it may from time to time be in effect. In addition, the Company's By-Laws require the Company to indemnify, to the fullest extent permitted by law, any director, officer, employee, or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in its Certificate of Incorporation. As a result of such provisions in the By-Laws of the Company, stockholders may be unable to recover damages against the directors, officers, and other agents of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors, officers, and others and may discourage or deter stockholders from suing directors, officers, employees, and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the Company and its stockholders. See "Management-Indemnification of Directors and Officers."

                         SELECTED FINANCIAL INFORMATION

         The following selected financial data for Worlds as of December 31, 1996, and for the period from April 26, 1994 to December 31, 1994 and for the years ended December 31, 1995 and 1996 is derived from Worlds' audited financial statements included elsewhere herein. The financial data as at September 30, 1997 and for the nine months ended September 30, 1997 and 1996 and for the cumulative period from April 26, 1994 to September 30, 1997 has not been audited by independent auditors. However, in the opinion of Worlds' management such financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year.

         The following Statement of Operations data does not include any pro forma financial information regarding WAC or the Company since such information is deemed immaterial to the Worlds financial position. The financial statements of the Company and WAC are attached hereto and reflect from inception to September 30, 1997, on an unaudited basis, no revenue, total expenses of $167,955, and a stockholders' equity of $36,045 for WAC and for the year ended September 30, 1997, on an audited basis, revenues of $186,525, total expenses and taxes of $73,093, and a stockholders' equity of $562,408 for the Company.

         The following data should be read in conjunction with the financial statements of Worlds, including notes thereto, and other financial information included elsewhere herein.


Statement of Operations Data

                           Cumulative from
                           April 26, 1994                 For the Year Ended       April 26, 1994         For the Nine Months
                           (Inception) through       December 31    December 31    (inception) to          Ended September 30
                           September 30, 1997           1996           1995       December 31, 1994       1997             1996
                           ------------------           ----           ----       -----------------       ----             ----
Net Revenues                $ 6,015,069              $ 3,784,019    $ 1,822,232    $   279,720         $   69,098     $ 2,690,264
Total Cost and Expenses      27,060,533               13,362,784      9,561,265      1,461,300          2,675,184      10,292,544
Operating Loss              (21,045,464)              (9,578,765)    (7,679,033)    (1,181,580)        (2,606,086)     (7,602,280)
Other Income and
    (Expenses)                 (208,365)                (493,189)        96,201            447            188,176        (240,202)
Net Loss Before Taxes and
    Extraordinary Item      (21,253,829)             (10,071,954)    (7,582,832)    (1,181,133)        (2,417,910)     (7,842,482)
Income Taxes                   (120,000)                (115,000)            (0)            (0)            (5,000)        (77,840)
Net Loss Before
    Extraordinary Item      (21,373,829)             (10,186,954)    (7,582,832)    (1,181,133)        (2,422,910)     (7,920,322)
Extraordinary Item-Gain
    On Debt Settlement          373,333                    -----          -----          -----            373,333           -----
Net Loss                   $(21,000,496)            $(10,186,954)   $(7,582,832)   $(1,181,133)       $(2,049,577)    $(7,920,322)

Balance Sheet Data

                                                          September 30, 1997
                                       -------------------------------------------------------
                                                                                  Proforma as
                                            Actual           Proforma(1)           Adjusted(2)
                                            ------           -----------           -----------
Working Capital (Deficit)              $ (4,041,203)        $ (3,757,750)          $ 2,209,926
Total Assets                                343,644            1,274,864             4,494,084
Total Liabilities                         4,246,386            4,579,153             4,109,697
Stockholders' Equity (Deficit)         $ (3,902,742)        $ (3,304,289)          $   384,387

-------------------------
(1) Proforma assumes combination of Worlds, WAC and Academic at September 30, 1997 immediately prior to the Mergers and private offering. (See "Pro Forma Consolidated Balance Sheet.")

(2) Adjusted to reflect the proceeds from private offering memorandum, less commissions and expenses of the offering, the Mergers and certain reclassifications. (See "Pro Forma Consolidated Business Sheet.")

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                            AND RESULTS OF OPERATIONS

         Since 1975 the Company has been inactive with no operations and its only income has come from interest and dividends. Following the Mergers, the Company is engaged in the business and operations formerly conducted by Worlds Inc. Accordingly, a discussion and analysis of the Company's financial condition and results of its operations would be of limited import to any reader as it would only cover activities (or lack thereof) which have no meaning in the context of the Company's current operations. Thus, included herein is a discussion and analysis of the financial condition and results of the operations of Worlds Inc.'s pre-Mergers operations. Similarly, the BUSINESS section below will also contain a discussion of the former business of the pre-Mergers Worlds Inc. During these two sections, references to "the Company" shall, unless required by the context, mean pre-Mergers Worlds Inc.

Background
----------

         Worlds Inc., was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, the Company's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, and research and development. In the third quarter of 1996, the Company launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0 and began selling the client interface software through direct sales channels. In October of 1996, the Company introduced its first commercial toolset for developing 3D multi-user applications. In the first quarter of 1997, after an unsuccessful effort to raise capital, the Company became insolvent and released most of its personnel, and management sought to sell the Company and/or its technology.

         The Company has not generated significant revenues, and will not generate significant revenues, if ever, until after it successfully completes development and market testing of Worlds Platinum and its 3D Internet music sites, and attracts and retains a significant number of subscribers and/or advertisers. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers and/or advertisers to generate significant revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

         The Company classified its expenses into three broad groups: (i) research and development; (ii) cost of revenues; and (iii) selling, general and administration. Revenues consisted primarily of production service activities and sales of technology licenses.

         Software development costs (consisting primarily of salaries and related expenses) incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, the Company will capitalize software development costs at such time as the technological feasibility of the product has been established.

Results of Operations
---------------------

Nine Months Ended September 30, 1996 Compared with Nine Months Ended September 30, 1997.

         In the first quarter of 1997 the Company was insolvent and had failed to raise any additional capital. In January and February the majority of the Company's personnel were released and most of its management team resigned. Normal operations of the Company ceased and significant wind down costs were incurred. In March, the board of directors appointed

Regent Pacific, a firm with experience in crisis management, as acting general manager of the Company. The Seattle network operations center and Active Worlds, an earlier generation of the Company's technology, were both sold, resulting in gross proceeds of approximately $345,000.

         Revenue decreased by $2,621,264 to $69,098 for the nine months ended September 30, 1997 from $2,690,264 for the nine months ended September 30, 1996. The decrease was caused primarily by the lack of any production revenue during the period, the nominal revenue for the period was derived from bandwidth and Worlds Chat CD sales.

         Costs of revenue decreased by $4,452,917 to $29,556 for the nine months ended September 30, 1997 from $4,482,473 for the nine months ended September 30, 1996. The decrease was directly attributable to the decrease in revenue for the period.

         Research and development costs decreased by $1,533,883 to $401,345 for the nine months ended September 30, 1997 from $1,935,228 for the nine months ended September 30, 1996. This was a result of a significant reduction in research and development effort and personnel.

         Selling, general and administrative expenses decreased by $1,630,560 to $2,244,283 for the nine months ended September 30, 1997 from $3,874,843 for the nine months ended September 30, 1996. This decrease was due to reduction in personnel as the Company ceased normal operations.

         The Company's interest expense increased by $62,104 to $71,339 for the nine months ended September 30, 1997 from $9,234 for the nine months ended September 30, 1996. This was attributable to interest on $1,650,000 in loans received by the Company in December 1996 and January 1997 from existing shareholders.

         As a result of the foregoing, the Company incurred a net loss of $2,049,577 for the nine months ended September 30, 1997, compared to $7,920,322 for the nine months ended September 30, 1996, a decrease of 74%.
Year Ended December 31, 1995 Compared with Year Ended December 31, 1996.

         Revenue increased by 101% from $1,882,232 for the year ended December 31, 1995 to $3,784,019 for the year ended December 31, 1996. This increase was primarily attributable to an increase in the number of production projects and the licensing revenue from these projects.

         Costs of revenue increased by 35% from $4,445,582 for the year ended December 31, 1995 to $6,014,432 for the year ended December 31, 1996. The increase in costs was related to the increased number of production projects and the high costs relative to revenue, associated with the network operations center.

         Research and Development costs increased by 8% from $2,257,082 for the year ended December 31, 1995 to $2,446,724 for the year ended December 31, 1996. All software development costs consisting primarily of salaries and related costs were expensed as incurred in accordance with Financial Accounting Standards Board (FASB) Statement No.
86.

         Selling, general and administrative expenses were $4,901,628 for the year ended December 31, 1996 compared to $2,858,601 for the year ended December 31, 1995, an increase of 71%. The increase was attributable to several factors, including the addition of new management personnel, increased marketing efforts, new office facilities and increased legal costs.

         Other income and expenses includes interest earned from investment capital and interest charged on finance leases. Lawsuit settlement expenses in 1996 are primarily associated with claims asserted by ex-employees.

         As a result of the foregoing, Worlds incurred a net loss of $10,071,954 for the year ended December 31, 1996 compared to $7,582,832 for the year ended December 31, 1995, an increase of 33%.
Year ended December 31, 1995 compared with Period ended December 31, 1994

         Worlds was incorporated in April 1994 and did not raise significant capital until January of 1995. Operations in 1994 were of a much smaller scale, rendering comparisons difficult.

         Revenue increased by 573% from $279,720 for the period ended December 31, 1994 to $1,882,232 for the year ended December 31, 1995. This increase was primarily attributable to an increase in the number of production projects.

         Costs of revenue increased by 465% from $787,030 for the period ended December 31, 1994 to $4,445,582 for the year ended December 31, 1995. The increase in costs was related to the increased number of production projects. 1995 costs includes a $750,000 license for animation software.

         Research and Development costs increased by 874% from $231,637 for the period ended December 31, 1994 to $2,257,082 for the year ended December 31, 1995. The company significantly geared up its development efforts upon the securing of equity investment. All software development costs consisting primarily of salaries and related costs were expensed as incurred in accordance with Financial Accounting Standards Board (FASB) Statement No. 86.

         Selling, general and administrative expenses were $2,858,601 for the year ended December 31, 1995 compared to $442,633 for the period ended December 31, 1994, an increase of 546%. This increase was primarily attributable to the Worlds' increasing its efforts across all departments.

         In 1995, other income and expenses includes interest earned from investment capital and interest charged on finance leases.

         As a result of the foregoing, Worlds incurred a net loss of $7,582,832 for the year ended December 31, 1995 compared to $1,181,133 for the period ended December 31, 1994, an increase of 542%.

Liquidity and Capital Resources
-------------------------------

         Net cash used by the Company's operating activities from inception to September 30, 1997 was $16,671,952. At September 30, 1997, the Company had a working capital deficit of $4,041,203.

         On December 3, 1997, Worlds Inc. merged with and into WAC. Contemporaneously, WAC, closed the first round of a private placement of its common stock (the "Offering") raising gross proceeds of $3.8 million (of which it netted approximately $3,000,000) and WAC merged with and into the Company, then called Academic Computer Systems, Inc. ("Academic"), an inactive corporation with approximately $600,000 of assets, all in the form of cash or cash equivalents. Thereafter, Academic changed its name to Worlds Inc. The merger of Worlds Inc. into WAC and the subsequent merger of WAC with and into Academic are sometimes hereinafter collectively referred to herein as the "Mergers."

         The terms of the Mergers called for the issuance, in exchange for all of the previously outstanding shares of Worlds Inc. and WAC, of an aggregate of 14,625,000 shares of Academic's common stock distributed, as follows: 8,400,000 to the former shareholders of WAC; 2,000,000 to the former shareholders of Worlds Inc.; 3,800,000 to the investors in WAC's private placement offering and; 425,000 as a financial advisory fee to International Capital Growth, Ltd. Prior to the Mergers, there were 907,700 shares of Academic outstanding, which shares continue to remain outstanding and held by the pre-Mergers shareholders. Effective December 31, 1997, the Company closed on an additional $585,000 of gross proceeds from the

Offering, of which it netted $529,000, and issued an additional 585,000 shares of Common Stock. The total issued and outstanding shares of the Company after the Mergers is therefore 16,117,700 shares.

         The Company's capital requirements relating to the development and commercialization of Worlds Platinum have been and will continue to be significant. The Company is dependent on the proceeds of the Offering and other financings in order to continue in business and develop and commercialize its proposed products.

         The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including the timetable of, and costs associated with, product development and commercialization), that the proceeds of the Offering, will provide only a portion of the funds necessary to permit the Company to complete product development and commercialization. Satisfactory completion of product development and commercialization will require capital resources substantially greater than the proceeds of the Offering or otherwise currently available to the Company. In addition, as a result of the Mergers by operation of law, the Company assumed the Company's liabilities of approximately $4 million. Although the Company is in the process of negotiating the amount and timing of payment of some of its liabilities, there is no assurance that such negotiations will be successful.

         There can be no assurance that the Company will be able to raise any proceeds in addition to the amounts from the Offering or otherwise obtain the substantial additional capital necessary to permit the Company to attract and retain a sufficient number of subscribers or that any assumptions relating to its business plans will prove to be accurate. While the Company hopes to reschedule a final closing under the Offering on January 31, 1998, the Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing, particularly the significant amounts of financing that would be required, will be available to the Company on commercially reasonable terms, or at all. Any additional proceeds raised under the Offering is not likely to provide the significant funds required by the Company. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations. Based upon its current projections, the Company believes it currently has sufficient funds to operate for at least the next twelve months.

                                 USE OF PROCEEDS

         Purchase of the Warrant Shares and the Option Shares hereby would generate approximately $500,500 in net proceeds to the Company. The Company intends to use such funds for working capital. No assurance can be given that any or all of the Warrant Shares or Option Shares will be purchased and that these funds will become available to the Company. The Company will not realize any funds from the sale of Common Stock by the Selling Securityholders.

                      PRO FORMA CONSOLIDATED BALANCE SHEET


         The following sets forth the unaudited pro forma consolidated balance sheet of Worlds Inc. ("Worlds"), Worlds Acquisition Corp. ("WAC") and Academic Computer Systems Inc. ("Academic"), as if the Mergers had been effective as of September 30, 1997. The merger agreements provide that all of the outstanding shares of Worlds will be converted into shares of WAC and WAC will be merged into Academic. The unaudited pro forma consolidated balance sheet has been prepared to illustrate the estimated effects of the Mergers and was derived by adjusting the historical balance sheets of Worlds, WAC and Academic as of September 30, 1997 for certain transactions pursuant to the mergers described in the notes to the unaudited pro forma consolidated balance sheet. The unaudited pro forma consolidated balance sheet should be read in conjunction with the financial statements of Worlds, WAC and Academic contained elsewhere herein. The unaudited proforma consolidated balance sheet is not necessarily indicative of the financial position of the combined company that would have occurred had the Mergers occurred on September 30, 1997, nor is it necessarily indicative of future financial position.

                                   WORLDS INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (Unaudited)


                                            Historical
                                ------------------------------------                                                     Proforma
                                                                                             Proforma Adjustments      Consolidated
                                  Worlds         WAC        Academic     Total      Note      Debit        Credit      as Adjusted
                                ------------  ----------   ----------  ----------  ---------------------------------  -------------
Assets

Cash & cash equivlents          $    53,351   $   3,045    $ 613,175   $  669,571   (4)    $ 3,008,220   $             $  4,203,791
                                                                                    (5)        526,000
Trade receivables                   149,684                               149,684                                           149,684
Less: allowance for doubtful
    accounts                       (149,684)                             (149,684)                                         (149,684)
Prepaids & other current assets      25,166                                25,166                                            25,166
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Current Assets                 78,517       3,045     613,175       694,737            3,534,220             0      4,228,957

Property & equipment, net           265,127                               265,127                                           265,127
Advance to Worlds, Inc.                         100,000                   100,000   (3)                      100,000              0
Deferred private placement costs                215,000                   215,000   (4)         35,000       250,000              0
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Total Assets                    $   343,644   $ 318,045    $613,175    $1,274,864          $ 3,569,220   $   350,000   $  4,494,084
                                ============  ==========   =========   ===========         ============  ============  =============

Liabilities & Stockholders'
    Equity (Deficit)

Accrued liabilities             $   735,812   $ 270,276    $ 45,517    $1,051,605   (4)    $   130,000   $    35,000   $    368,149
                                                                                    (4)        160,456
                                                                                    (6)        314,000
                                                                                    (6)        114,000
Due to stockholder                               11,724                    11,724                                            11,724
Accounts payable                  1,137,768                   5,250     1,143,018                                         1,143,018
Advanced customer billings &                                                                                                      0
   deferred revenue                 436,140                               436,140                                           436,140
Advance from WAC                    100,000                               100,000   (3)        100,000                            0
Current portion, notes payable    1,710,000                             1,710,000   (6)      1,650,000                       60,000
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Current Liabilities         4,119,720     282,000      50,767     4,452,487            2,468,456        35,000      2,019,031

Long-term portion, notes
    payable                         126,666                               126,666   (6)                    1,964,000      2,090,666

                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Liabilities                 4,246,386     282,000      50,767     4,579,153            2,468,456     1,999,000      4,109,697
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Preferred stock - series A & B          282                                   282   (1)            282                            0
Common stock                            553       8,400      45,500        54,453   (1)            553         2,000         16,118
                                                                                    (2)         44,592
                                                                                    (4)                        3,800
                                                                                    (4)                          425
                                                                                    (5)                          585
Deferred compensation                (8,183)                               (8,183)  (1)                        8,183              0
Additional paid-in-capital       17,105,102     195,600     312,571    17,613,273   (1)     17,105,102     1,998,000      6,444,966
                                                                                    (2)                      248,929
                                                                                    (4)            425     3,164,876
                                                                                    (5)                      525,415
Retained earnings (deficit)     (21,000,496)   (167,955)    206,493    (20,961,958) (1)      5,902,742    21,000,496     (6,076,697)
                                                                                    (2)        206,493
                                                                                    (4)        120,000
                                                                                    (6)                      114,000
Less: treasury stock                                         (2,156)       (2,156)  (2)                        2,156              0

Total Stockholders'
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
    Equity (Deficit)             (3,902,742)     36,045     562,408    (3,304,289)          23,380,189    27,068,865        384,387
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Total Liabilities & Stockholders'
    Equity (Deficit)            $   343,644   $ 318,045    $613,175    $1,274,864          $25,848,645   $29,067,865   $  4,494,084
                                ============  ==========   =========   ===========         ============  ============  =============


                                   WORLDS INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


         On December 3, 1997 the merger agreements between Worlds, WAC and Academic were consummated. In combining the entities and accounting for the private placement closings that occurred on November 21 and December 31, 1997, the following pro forma adjustments have been made to the unaudited pro forma consolidated balance sheet at September 30, 1997.


 (1) Represents the acquisition of Worlds by WAC, issuance of 2,000,000 shares of WAC to the former shareholders of Worlds and elimination of Worlds equity accounts. The 2,000,000 shares of WAC were valued at the private placement price at $1 per share ($2,000,000). The final allocation of the purchase price is dependant upon certain valuations. Accordingly the difference between the costs of the acquisition and the underlying book value of Worlds (an excess purchase price over equity of $5,902,742) has been allocated to purchased research and development costs subject to completion of such valuations.
 (2)     Represents the merger of WAC and Academic.
 (3) Represents the elimination of an intercompany advance from WAC to Worlds.
 (4) Represents net proceeds ($3,168,676, after commissions and expenses of the offering) from the initial closing of private offering memorandum, the issuance of 3,800,000 shares of WAC to investors and the issuance of 425,000 shares of WAC to placement agent. Settlement of certain accrued liabilities ($160,456), accrued private placement costs ($130,000) and payment of consulting fees ($120,000) were made at the initial closing resulting in net cash received of $3,008,220.
 (5) Represents net proceeds ($526,000, after commissions and expenses of the offering) from the second closing of private offering memorandum and the issuance of 585,000 shares of WAC to investors.
 (6) Represents the reclassification from current liabilities to long-term debt of Worlds liabilities of $1,964,000 and the write down of $114,000 of Worlds lease obligations as a result of the consummation of the mergers.

                                    BUSINESS

         Prospective investors are directed to the first paragraph in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OVERVIEW

         The Company is engaged in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Worlds prior to the Mergers.

         The Company intends to (i) produce interactive, 3D, music related websites, (ii) distribute access to these web sites on enhanced compact discs ("CD+") of various recording artists via traditional retail record outlets, working in conjunction with major record labels, and (iii) provide the Company's proprietary 3D toolsets to aid programmers in the creation of unique 3D user experiences on the Internet.

         The Company is currently developing the combination of its 3D Internet technology with the extra available capacity on the CD to create an interactive experience for the CD purchaser. By utilizing the Company's technology distributed on a CD+ (a standard CD with its excess memory carrying a "bonus" as an enhancement), a consumer using the CD ROM drive of the consumer's computer with Internet access or services provider could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would offer free concert tickets, among other things.

         Worlds under its previous management, and the record labels in their use of CD+, have not been able to generate meaningful revenues from their products or services. The Company perceives an opportunity to combine Worlds' technology with a unique distribution methodology in CD+ which, if successfully implemented, could possibly generate revenues, and in some instances, revenue sharing with recording labels and artists, from VIP on-line subscriber membership which will enable subscribers to enter special areas, selling merchandise of the artist on the site, and advertising on the sites.

WORLDS' HISTORY

         Worlds was formed with the intention of selling or licensing its 3D servers, 3D browsers, and 3D toolsets to aid programmers in the creation of unique 3D user experiences on the Internet that would be sold or offered as turnkey solutions, such as custom production of 3D environments on the Internet. Worlds expected that it would host newly created 3D environments on its own servers and charge license fees to the owners of such 3D environments. This market did not develop as rapidly as Worlds had anticipated. Until meaningful 3D Internet license fees could be developed using Worlds' technology, Worlds entered the custom production business to showcase its 3D Internet technology, hiring as many as 60 full- time artists and independent contractors, integrators, and producers to help create 3D virtual Internet environments for companies such as, among others, Steven Spielberg's Starbright Worlds, IBM, Visa International, MGM, Disney, and Tandem Computers Inc. ("Tandem").

         In December 1996, after almost all of Worlds' funds had been depleted, including approximately $17 million in equity financing, Pearson Inc. and Tandem loaned Worlds $1.5 million to continue Worlds' operations until such time as new capital could be invested in Worlds or Worlds could be acquired.

         Recognizing the extent of its poor and rapidly deteriorating financial condition, in late 1996, Worlds began substantial layoffs to reduce costs. In March 1997, Worlds' Board of Directors decided to retain an outside crisis management organization as Worlds' general manager, which, after Board approval, determined to proceed with the Merger Agreement.

         From inception in April 1994 through 1997, Worlds' operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, and research and development. In the third quarter of 1996, Worlds launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0 and began selling the client interface software through direct sales channels. In October of 1996, Worlds introduced its first commercial toolset for developing 3D multi- user applications. From inception through the date of the Mergers, Worlds generated revenues of only approximately $4 million and had an accumulated deficit of approximately $21 million.

         The Company will not generate any meaningful revenues until after the company successfully completes development and market testing of Worlds Platinum (also known as "Gamma," the Company's newest 3D toolset, as further described below) and its 3D Internet music sites, and attracts and retains a significant number of subscribers. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers to generate meaningful revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

THE MARKET

         Currently, the World Wide Web is almost entirely two dimensional ("2D"), in part, because the high speed data transmission technology required to receive detailed 3D images is not yet available to the average Internet user. However, much of the data required for interactive 3D images is template or dynamic toolkit data that is reasonably constant and can be distributed to a user off-line on a CD ROM, allowing the transmission of data on-line through the Internet to provide the updatable, interactive, variable portion of the user's 3D experience.

         The CD+ appears to be an optimal medium to distribute the Company's 3D data. The traditional audio CD sold at record stores has excess storage capacity. Since the audio CD is the same medium as the CD that runs on the CD ROM drive of a personal computer ("PC"), the CD+ can be used to run computer programs on the user's PC. Many recently manufactured PCs also have sound production capability that allows the user to play the audio portion on the CD+ on the PC.

         By utilizing the Company's technology distributed on a CD+, a consumer could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would give away free concert tickets, among other things. The Company believes these services could generate revenues from consumer subscriptions, purchases, and advertising. While a number of recording artists have released CD+s for use exclusively on PCs, to the best of the Company's knowledge, no record company or artist has yet released a CD+, with a high level of interactive entertainment and on-line extension capability.

MARKET ENTRY STRATEGY

         The Company plans to enter the market in two phases. First, the Company plans to develop proprietary 3D music sites for record companies, record labels, and recording artists designed to generate revenues from advertising, merchandise sales and VIP Tier Level subscription sales. Second, the Company plans to seek strategic alliances with computer manufacturers, and telecommunication, video game and merchandise sale companies through contracts, joint ventures, business combinations and/or technology licensing structured to generate fee and royalty revenue.

         In order for the Company to develop sales, it is imperative that relationships be developed between the Company and record companies, record labels (which are either owned and/or distributed by the record companies or independently owned), and the recording artist or group and their management companies.

         In addition to numerous independent record companies, there are six major record companies that operate worldwide Warner Bros. Music, Sony Music, Polygram, BMG Entertainment Universal Music Group (MCA), and EMI. These companies in the aggregate sold approximately 800 million units in the U.S. and
2.5 billion units worldwide in 1996. The record companies typically create and finance new labels which might be owned, in whole or in part, by them, manufacture and distribute recorded music for company and/or independently owned labels, and provide marketing and technical assistance to their owned and/or distributed labels. The individual record label's primary responsibility is to sign, develop, and create records by the recording artist or group, which is then turned over to the record company for manufacture and distribution.

         While it is best to have the full commitment and support of the record companies, labels and artists in implementing the Company's 3D artist site program on an enhanced CD or CD+, the Company believes that record company support is the most important because with their commitment to a particular effort or format, the record company can give the Company access to labels it either owns and/or distributes and the hundreds of artists that record for these labels. Toward this end, during the second and third quarters of 1997 and prior to the Mergers, management had numerous conversations and/or meetings with representatives and/or high level management and/or executives from all six major record companies. The Company believes it has received a positive response to its concept and online artist's prototype from each of the companies and intends to continue discussions with each of them.

3D INTERNET ENVIRONMENTS; VIRTUAL REALITY MODELING LANGUAGE ("VRML")

         The technology to deliver Internet-based 3D experiences to a user's desktop has only been developed over the past three years. This new technology received a boost from an early standardization effort called Virtual Reality Modeling Language ("VRML") which increased consumer and developer awareness of the medium. The VRML effort evolved into a consortium of approximately 55 companies (including Worlds), all with competing interests and underlying technologies.

         VRML is supposed to deliver rich and dynamic 3D experiences over the Internet, viewable through the most commonly used Web browsers. However, VRML based Internet experiences and the companies developing these tools and technologies have not yet achieved significant market penetration for several reasons. To date, the user's experience with VRML has been unsatisfactory. VRML is slow in rendering images, has a long download time, confusing user interfaces and scene description language that is difficult to manipulate, and because its lacks standards for support of other media within the scene, the user experiences are less dynamic. Adequate VRML performance also requires high-end PCs, precluding effective use by average consumers with less advanced PCs. A new version of VRML, VRML 2.0 was just released at the end of 1997 with enhanced performance characteristics address some of VRML's performance problems. If and when VRML appears to be on the verge of overcoming its current limitations, the Company believes that its proprietary technology can be made VRML compliant. The Company believes that the VRML standard will ultimately overcome its limitations but, the current problems make a proprietary solution such as the Company's technology attractive for the Company's intended use of 3D Internet technology.

         Worlds spent the last two years attempting to solve VRML's performance and production quality problems and has, in management's opinion, reduced, at least for the intended use of the Company, the barriers to the adoption of 3D multi-user environments on the Internet. Worlds' technical solutions deliver user experiences that are rendered considerably faster than equivalent VRML browsers. Typical Worlds environments are highly textured, object and behavior rich with a multi-user component that the Company believes delivers user experiences far more interesting than what many VRML environments provide today.

THE COMPANY'S TECHNOLOGY

Worlds Platinum

         The Worlds Platinum Development Kit is the Company's third generation and newest 3D toolset, and is expected to be completed in the first half of 1998. The Company believes that Worlds Platinum will deliver a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools.

         The Worlds Platinum Development Kit has substantial elements written in Sun Microsystem's programming language, Java, including the WorldsBrowser Platinum and the WorldsShaper Platinum so the Company expects that it can be made portable across Windows and UNIX Platforms because of Java's platform independence.

o WorldsShaper Platinum: The WorldsShaper Platinum is an advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in Kinetix' 3D Studio, textures or images created in Adobe's Photoshop, or .midi or .wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WorldsShaper Platinum a tool well-suited for rapid world creation. Additional Application Programming Interfaces for more sophisticated, programmatic control of the spaces will also be included. Initially, the WorldsShaper Platinum will only output in the Company's proprietary file format. If demand and market needs warrant, WorldsShaper Platinum's extensibility might be expanded to include support for ActiveX enabled scripting languages.

o WorldsServer Platinum: The WorldsServer Platinum is the server software that the Company anticipates will be used to control and operate its future on-line virtual community, Worlds of Worlds, that is currently in development. If the Company is successful in developing this concept, the WorldsServer Platinum is being designed to manage the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users, such as text chat. It is currently proposed that the server will come in configurations that support 5, 20, 50, 100, 500, 1,000, and 1,000+ simultaneous users and is hoped to be available with a variety of add-on modules which, among other features, are intended to include, user tracking, encryption, person-to-person and multi-person voice conversations, streaming audio, electronic commerce transactions, and custom avatars. Additionally, the WorldsServer Platinum will include generalization of a "Bot" API to enable the use of Artificial Intelligence inference engines.

o WorldsBrowser Platinum: The WorldsBrowser Platinum is used to access the 3D environments created with the Worlds Platinum Development Kit. The browser is optimized for speed, delivering 10 - 20 frame rates per second in highly textured virtual worlds. After its initial introduction, the Company may make the browser an ActiveX control for Microsoft's Internet Explorer and a plug-in for the Netscape Navigator.

o Worlds Platinum Libraries: The Worlds Platinum Libraries are composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors. The Worlds Platinum Libraries will be made available as part of the WorldsShaper Platinum and can easily be customized by the user or extended by adding new library elements.

         The markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent on the Company's ability to complete development of Worlds Platinum in a timely manner. There can be no assurance that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products.

Worlds Chat 1.0 Gold

         The Company also owns its own proprietary online 3D Internet chat site known as Worlds Chat. Worlds Chat is the 3D environment originally created by Worlds and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. Worlds Chat enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together. Avatars can be created by the individual or chosen from pre-defined figures chosen from the Worlds library. Users communicate with each other through text chat. The client interface for the Worlds Chat environment was originally distributed through a free download and later was sold on CD ROM which has a greater selection of avatars, persistent users names, and access to six virtual worlds (over 500 rooms, compared to 100 available in the free demo version).

         The Company believes that the user base to Worlds Chat site will be a valuable asset. Although Worlds has no current plans to build advertising or subscription revenues through this site, such revenues may be possible in the future.

COMPETITION

         The markets in which the Company is currently operating and those it intends to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. The Company will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. The Company believes that competition will be based primarily on ease of use, features (including communications capabilities and content) and price.

         In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products being developed by the Company. The Company expects that such companies, as well as other companies (including established and newly formed companies), may attempt to develop products directly competitive with Worlds Platinum. Certain of such competitors have substantially greater financial, technical, marketing, distribution personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns.

         Technologically, the market targeted by the Company is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. The Company's product solution includes three major components: tools for building 3D worlds (known as shapers), servers for distributing those worlds and making those worlds multi-user, and browsers that enable end-users to enter and experience those worlds. Many of the competitors in this market have adopted the VRML and VRML
2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories.

         The most competitive environment is in the area of 3D world building tools. Competitors in this area can be grouped into two categories: newcomers, who are developing tools to create real-time, networked virtual worlds, and 3D modeling companies, which have been successful in more traditional multimedia application development and distribution. Companies in the former category include Paragraph (recently acquired by Silicon Graphics), Superscape, OZ Interactive, Dimension X (recently acquired by Microsoft), New Fire, Virtus, VREAM, Sense8, Sony, and Electric Communities. Many 3D modeling companies have been extending their products to import and export VRML files that would enable them to be used in real-time networked applications. These companies include Kinetix (Autodesk), SGI, Microsoft, Macromedia, and Caligari.

         Multi-user virtual world servers is a somewhat less competitive area with companies such as OnLive! and Black Sun currently having a product available. Other have announced their intention of bringing to market multi-user servers.

         Each of the above mentioned organizations or technologies, as well as possibly others not now known to the Company in some way competes with the Company. The competition may be through entry into the same markets as the Company, or through technology that either obviates Company's advantages or lowers the barrier to entry in one of the Company's markets.

EMPLOYEES

         As of December 31, 1997, the Company had four full time employees, of whom one is an executive officer, two are engaged in product development, and one is engaged in financial activities. The Company has also re-established relationships with at least five independent contractors (software developers/programmers) who until early 1997 were performing technological development work on its Worlds Platinum platform.

         The Company intends to hire up to twelve additional employees, at least two of whom will be in the area of artist/integration production of music sites, and up to three of whom will be in artist relations and/or administration. It is possible that one or more of the people who might be hired for one or more of these positions will be retained as independent consultants.

         The Company's employees are not represented by a labor union. The Company believes that its relations with its employees are good.

FACILITIES

         The Company's facilities are located in approximately 2,500 square feet of leased office space in San Francisco, California and 2,500 square feet of leased office space in Boston, Massachusetts. The lease in San Francisco is on a month by month basis at $2,500 per month and in Boston the lease expires in September 2000 and provides for an annual rental of approximately $50,000.

LEGAL PROCEEDINGS

         Worlds (and since the Mergers, the Company) is currently a defendant in two lawsuits filed by a former employee. One suit filed in December 1995 in San Francisco Superior Court alleges various contract and tort claims for wrongful termination and seeks damages ranging from $500,000 to $2,000,000. A second suit filed in January 1997 in U.S. District Court Northern District of California asserts claims for damages of $200,000 in connection with the use of the Worlds' name on the World Wide Web. Pursuant to mediation in July 1996, the Company executed a settlement agreement in connection with the wrongful termination case and paid the former employee $225,000 pursuant to the settlement agreement. In February 1997, the Company executed an amendment to the July 1996 settlement involving a proposed settlement of both cases. The proposed settlement has not been completed but the Company anticipates the settlement will be concluded and will not have a materially adverse effect on the Company. In December 1997 the Company received a favorable court ruling in San Francisco Superior Court which the Company and counsel believe will result in an overall resolution of both the San Francisco Superior Court and U.S. District lawsuits.

         Although, to the best of the Company's knowledge, no legal proceedings other than those referenced above have been instituted, current management has been informed that potential claims may exist in the areas of unpaid taxes, unpaid wages and expenses to employees and consultants, unpaid vacation pay and indemnification claims by certain entities and individuals. The Company is also informed that certain employees and consultants may assert claims based on alleged grants of options or other equity interest formerly held in Worlds and there is the possibility of further claims made by individuals and entities who may assert that they were misled in connection with their work or financial dealings with Worlds. While it is not possible to quantify the extent of risk of such claims, management believes that all such claims in the aggregate will not have a material adverse effect upon the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CONSULTANT

         The directors and executive officers of the Company are as follows:

Name                         Age                       Position
----                         ---                       --------
Michael J. Scharf            55        Chairman of the Board
Thomas Kidrin                45        President, Chief Executive Officer, Treasurer and
                                       Director
Kenneth  A. Locker           49        Director

MICHAEL J. SCHARF has been Chairman of the Board since December 3, 1997. Prior to the Mergers, Mr. Scharf was Chairman and Secretary of Worlds Acquisition Corp. ("WAC") since June 4, 1997, and a Director since inception. Since 1993 he has been Chairman and President of Niagara Corporation, a company engaged in the manufacturing and distribution of steel bars. From 1983 until 1989, Mr. Scharf was Chairman and Chief Executive Officer of Edgcomb Corporation, the largest independent distributor of steel in the United States. Mr. Scharf received an A.
B. degree from Princeton University and an M. B. A. from Harvard Business School. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded) Mr. Scharf managed his personal investments.

THOMAS KIDRIN has been President, Chief Executive Officer and Treasurer since December 3, 1997. Prior to the Mergers, Mr. Kidrin was President of WAC since its inception, Treasurer since June 4, 1997 and a Director since inception. He has been engaged in developing the business plan and prototype for the Company's business for over one year. From 1991 to 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in public venues.

KENNETH A. LOCKER has been a Director since December 3, 1997 and prior to the Mergers was a Director of WAC since June 4, 1997. Since 1996 he has been Executive Producer for MGM Interactive where he is responsible for creating and implementing the MGM Interactive online business strategy. From 1994 to 1996, Mr. Locker was a founder and Vice President of Worlds. From 1993 to 1994, Mr. Locker was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a division of Softbank Corp.

STEVEN A. GREENBERG was a founder of World Acquisition Corp. and was substantially involved in the implementation of the early and current stages of its business. It is anticipated that Mr. Greenberg will remain involved in the Company as a consultant. From 1991 until the present, Mr. Greenberg has been a financial consultant and private investor. On or about June 30, 1994, Mr. Greenberg entered into a settlement agreement in the form of a consent decree with the SEC, settling SEC allegations against him of federal securities law violations. Mr. Greenberg neither admitted nor denied the allegations in such civil action. See "Risk Factors - Consent Decree of Founder." The Company's Board of Directors is aware of the SEC's civil lawsuit and Mr. Greenberg's settlement thereof and understands that several factors come into play in settling a pending legal action, not the least of which is the curtailment of ongoing litigation costs.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company intends to enter into an employment agreement with its President, Thomas Kidrin that will expire December 2000. The agreement, among other things, will provide for base compensation payable to Mr. Kidrin of $175,000 in the first year, and bonuses to be determined. The agreement will also provide for employment on a full-time basis and contain a provision that Mr. Kidrin will not compete or engage in a business competitive with the Company for a period of one year after termination.

         The Company intends to enter into a month-to-month consulting agreement with Steven A. Greenberg, a founder of WAC. The agreement will provide for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg will also make his offices and support staff available to Company employees.

1997 STOCK OPTION PLAN

         The Board of Directors and stockholders of the Company have adopted a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

         The purpose of the Option Plan is to make options (both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options) and "stock appreciation rights" (with non-qualified options only, if in tandem) available to officers, directors and other key employees and/or consultants of the Company in order to give such individuals a greater personal interest in the success of the Company and, in the case of employees, an added incentive to continue and advance in their employment.

         The Option Plan is currently administered by the majority vote of a Committee (the "Committee") appointed by the Board of Directors and comprised of at least two "independent" members of the Board, or alternatively, by the entire Board, who are not eligible to receive options, other than pursuant to a formula, it being intended that such plan shall qualify under Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934, as amended. With specified limitations, the Committee may amend the terms of the Option Plan.

         The Committee will designate those persons to receive grants under the Option Plan and determine the number of options and/or SARs, as the case may be, to be granted and the price payable for the shares of Common Stock thereunder. The price payable for the shares of Common Stock under each option will be fixed by the Committee at the time of the grant, but, for incentive stock options, must be not less than 100% (110% if the person granted such option owns more than 10% of the outstanding shares of Common Stock) of the fair market value of Common Stock at the time the option is granted. The Committee will also determine the term and vesting schedule of all options and SARs granted, provided that no option may be exercisable later than ten years after the date of grant (or five years in the case of a 10% stockholder). The Committee may also institute divesting schedules. All options are payable in cash or check, by delivery of a secured personal interest bearing note, or by delivery of shares of Common Stock equal in value to the cost of the options.

         There are currently 165,000 non-plan stock options outstanding at an exercise price of $.50, which vest in equal amounts over a three year period, including 60,000 to one of the Company's outside directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's By-Laws includes certain provisions permitted pursuant to the New Jersey Business Corporation Act ("NJBCA"), whereby officers and directors of the Company are to be indemnified against certain liabilities. These provisions of the By-Laws have no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification might be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company, excluding Mr. Scharf, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee on which they may serve, as well as $2,000 per Board meeting. The Company estimates total Board related expenses, including travel, lodging, and director's fees, will be approximately $40,000 per year.

COMPENSATION OF EXECUTIVE OFFICERS

         During the fiscal year ended September 30, 1997, no executive officer, director or employee received any compensation of any kind.

CERTAIN TRANSACTIONS

         During June 1997, prior to the Mergers, Worlds Acquisition Corp. sold 400,000 shares of its common stock to Michael Scharf for an aggregate consideration of $200,000. At the time of its formation in April 1997, Mr. Scharf and other founders of Worlds Acquisition Corp. purchased stock at its par value.

         See "Management - Employment and Consulting Agreements" for a discussion of agreements between the Company and Messrs. Kidrin and Greenberg.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of December 31, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of its outstanding Common Stock, (ii) each of its officers and directors, and (iii) all of its officers and directors as a group. Each stockholder's address is c/o the Company, 15 Union Wharf, Boston, MA 02109.

                                           Shares Owned Beneficially
                                                 and of Record
                                                 -------------

     Name                               No. of Shares                 % of Total
     ----                               -------------                 ----------
Michael J. Scharf (1)                       1,900,000                       12.23%

Thomas Kidrin (2)                           1,600,000                       10.30%

Kenneth A. Locker (3)                           -0-                            N/A

Steven A. Greenberg                         4,500,000                       28.97%

All Officers and Directors
    as a  Group (3 persons)                 3,500,000                       22.53%



         (1)      Chairman.

         (2)      President, Chief Executive Officer, Secretary and a Director.

         (3)      Director.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         Section 14A:3-5 of the NJBCA, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's By-Laws contains provisions providing for the indemnification of directors and officers to the full extent permitted by New Jersey Law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

                            DESCRIPTION OF SECURITIES

         The Company has authorized capital stock consisting of 30,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 16,117,700 shares of Common Stock are issued and outstanding.

         The following is a brief descriptions of the securities offered hereby. The rights of the holders of shares of the Company's capital stock are established by the Company's Certificate of Incorporation, the Company's Bylaws and New Jersey Law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Certificate of Incorporation, Bylaws and state law.

         The holders of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (i) in such dividends as may be declared by the Board of Directors out of funds legally available for such purpose and (ii) upon liquidation, in all assets of the Company remaining after payment in full of all debts and obligations of the Company and any preferences granted in the future to any preferred stock. The Company has not paid any dividends on the Common Stock.

         Holders of Common Stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors can elect all the directors if they choose to do so. All shares of Common Stock now outstanding, including the shares of Common Stock which are the subject of this Offering, are fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without stockholder action.

SHARES AVAILABLE FOR FUTURE SALE

         The Company currently has 16,117,700 shares of Common Stock outstanding (up to approximately 16,879,200 shares if all the currently outstanding options, warrants and convertible notes are exercised or converted). Of these shares, 453,700 shares are freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. In addition, another 2,825,000 shares of Common Stock will be tradeable pursuant to Rule 144 on December 4, 1998, provided none of such shareholders becomes an "affiliate" prior to such date. All of the remaining 8,000,000 shares of Common Stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate of the Company), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class (approximately 16,117 shares assuming only the existing shares are outstanding) or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Of the 16,117,700 shares of Common Stock currently outstanding, 453,700 are currently freely tradeable and 5,264,000 are being registered herewith.

         As of January 13, 1998, there were 602 record holders of the Common Stock.

CERTAIN MARKET INFORMATION

         Currently there is, and at all times for at least the last five-years there was, no active market for the Company's Common Stock. The Company intends to take all necessary steps to cause its Common Stock to be traded on the Bulletin Board or in the Pink Sheets. No assurance can be given that the Company will be successful or that an active trading market will ever develop. See "Risk Factors."

DIVIDEND POLICY

         The Company has paid no dividends and does not expect to pay dividends on its Common Stock in the foreseeable future as it intends to retain earnings to finance the growth of its operations.

TRANSFER AGENT

         The Company has engaged Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, to act as Transfer Agent for the Company's Common Stock.

         The Securities offered hereby may be sold from time to time directly by the Selling Security Holder. Alternatively, the Selling Security Holders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of Securities. The Selling Security Holders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Selling Security Holders may also transfer the Securities pursuant to applicable exemptions from registration under the Securities Act including Rule 144 under such Act.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M and Rule 10b-7, in connection with transactions in such Securities, which provisions may limit the timing of purchases and sales of such Securities by the Selling Security Holders.

         There are no current or future plans, arrangements or understandings of or known by the Company with respect to transactions of the Selling Security Holders, including transactions involving short selling. The Selling Security Holders are not obligated to sell the Securities through any particular broker.

                            SELLING SECURITY HOLDERS

         The Company is registering the shares of Common Stock (the "Reoffer Shares") purchased by investors in private placement offering; shares held by a pre-Merger control shareholder of the Company; and 309,625 shares of Common Stock underlying currently outstanding Stock options and warrants. Other than the costs of preparing this Prospectus and a registration fee to the SEC, the Company is not paying any costs relating to the sales by the Selling Security Holders.

         Each of the Selling Security Holders and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the Company's Common Stock offered hereby, as that term is defined under the Act. Each of the Selling Security Holders may sell the Reoffer Shares from time to time for his own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of the Reoffer Shares by the Selling Security Holders will inure entirely to their benefit and not to that of the Company.

         Except as indicated below, none of the Selling Security Holders has held any position or office, or had any material relationship with the Company or any of its predecessors or affiliates within the last three years, and none of the Selling Security Holders will own any of the outstanding Common Stock of the Company after completion of the offering of such shares.

         The Reoffer Shares may be offered for sale from time to time by them in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of the Reoffer Shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Security Holders have been advised that Rules 10b-6 and 10b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of Reoffer Shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

         The Selling Security holders might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of the Reoffer Shares as principal might be deemed to be underwriting discounts and commissions under the Act.

         Any sale of Reoffer Shares by Selling Stock Holders through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Rule 10b-6, then such broker-dealers might be required to cease making a market in the Company's equity securities for either two or nine trading days prior to, and until the completion of, such activity.

Names                                          Shares Held         Shares               Shares Owned
                                                                   Offered              After Sale
=============================================  ==============      =============        ============
Barrington Capital Group, L.P.                   120,000             120,000             0
Harvey Bibicoff                                   60,000              60,000             0
Harvey R. Brice                                   30,000              30,000             0
Cameo Trust Corporation Limited                   24,000              24,000             0
Cameo Trust Corporation Limited                  120,000             120,000             0
Cameo Trust Corporation Limited                   60,000              60,000             0
Cass & Co. - Magnum Capital Growth Fund          120,000             120,000             0
Cass & Co. - Magnum Tech Fund                    100,000             100,000             0
Cass & Co. - Magnum US Equity Fund               240,000             240,000             0
Steven Chrust & Sharon Chrust JTWROS              60,000              60,000             0
Steven Chrust IRA                                 60,000              60,000             0
CML Strategic Investment Fund, Ltd.               20,000              20,000             0
Dine Investors, L.P.                              60,000              60,000             0
Engel Investors                                  240,000             240,000             0
James C. Gale, Trustee
         F/B/O Ariana J. Gale                     30,000              30,000             0
Leo I. George                                    120,000             120,000             0
Jay Gottlieb                                      30,000              30,000             0
Greenberg & Panish APC defined Benefits
         Pension Plan dated 2/1/88                30,000              30,000             0
David Greenberg IRA                               30,000              30,000             0
Susan Greenberg                                   60,000              60,000             0
John J. & Lenore Heckler JTWROS                   30,000              30,000             0
Paul Hochhauser                                   60,000              60,000             0
Intergalactic Growth Fund, Inc.                  120,000             120,000             0
Ronald Koenig(1)                                  60,000              60,000             0
Laurick Trust                                     30,000              30,000             0
John M. Liviakis                                  25,000              25,000             0
Mercantile Capital, LLC                          120,000             120,000             0
Robert E. Mullane                                120,000             120,000             0
Napier Brown Holdings, Ltd.                      120,000             120,000             0
Patricia Bartlett Nemes                           30,000              30,000             0
Christiane Olsen                                  60,000              60,000             0
Palestra Partners LP                             120,000             120,000             0
David A. Rees                                    120,000             120,000             0
Rosebud Capital Growth Fund, Ltd.                110,000             110,000             0
S-A Capital LLC                                   30,000              30,000             0


=============================================  ==============      =============        ============
Marvin M. Shiller                                 40,000              40,000             0
Murray Slimowitz                                  60,000              60,000             0
Murray Slimowitz, IRA                             60,000              60,000             0
Tore Staubo                                       60,000              60,000             0
Michael & Marjorie Stern JTWROS                  240,000             240,000             0
Peter Stern Family Trust                         180,000             180,000             0
         U.A.D. 8/21/90
Cowen & Company custodian
         FBO William G. Walters, IRA (29-
         98054)                                   60,000              60,000             0
Raphael & Bella Wizman JTWROS                     15,000              15,000             0
International Capital Growth, Ltd.(2)            534,625             534,625             0
John Cattier(3)                                   50,000              50,000             0
Unity Venture Capital Associates Ltd.(4)          94,000              94,000             0
Summit Bank as Trustee
     Hannah S. and Samuel A. Cohn.
MemorialFoundation Under Agreement of
                Trust Dated 8/17/94               60,000              60,000             0
Summit Bank as Trustee
          Cynthia J. Cohn Under Agreement of
          Trust Dated 12/29/89                    60,000              60,000             0
Joseph F. & Linda Galvin                          40,000              40,000             0
Heidrun Eckes - Chantre                          360,000             360,000             0
Elizabeth G. Konaxis                              40,000              40,000             0
Robert B. Prag                                    25,000              25,000             0
Lawrence Burstein (5)                            140,000             140,000             0
Jerome Baron                                       7,200               7,200             0
Murdoch & Company                                 18,000              18,000             0
Cricket Services                                  23,400              23,400             0
Richard Kress & Cheryl Kess JTTEN                  2,700               2,700             0
Stephen Verchick                                  21,600              21,600             0
Richard Braver                                     2,700               2,700             0
Bear Stearns Securities Corp. f/b/o Dan
           Brecher-- IRA                           6,300               6,300             0
Barry Ridings                                      3,600               3,600             0
Carl L.  Norton                                    5,400               5,400             0
Financiera E Inyersionista Salles S.A.             7,200               7,200             0
Ian Barnett                                        2,700               2,700             0
Henry Rothman                                      3,600               3,600             0
Donald Rabinovitch                                 3,150               3,150             0
David Vozick                                       3,150               3,150             0
Jonathan Rothschild                                  900                 900             0
Ira Roxland                                        3,600               3,600             0



=============================================  ==============      =============        ============
Equity Interest Inc.                                 900                 900             0
Domaco venture Capital                               900                 900             0
The Sagres Group Ltd.                              3,600               3,600             0
Heptagon Investments Ltd.(6)                      45,000              45,000             0
Steven Milner (7)                                 60,800              60,800             0
Charles L. Greenberg & Donna Greenberg,
         JTWROS (8)                              120,000             120,000             0
Tucker Anthony C/F Charles L. Greenberg,
         IRA Rollover Dtd 1/8/97(8)              120,000             120,000             0
Cowen & Co. Custodian for Stanley
         Hollander (9)                            78,000              78,000             0
Norman Leben                                       9,000               9,000             0
Heptagon Capital Management Inc.                     900                 900             0
Michael Karfunkel                                 20,700              20,700             0
George Karfunkel                                  20,700              20,700             0
Jay M. Haft                                        6,300               6,300             0
Credo Interactive Inc.(10)                        50,000              50,000             0
Joseph G. and Lillian P. Matulich (11)            16,000              16,000             0




(1) Chairman and CEO of International Capital Growth, Ltd.
(2) Includes 109,625 shares of Common Stock underlying currently exercisable warrants. Placement Agent for the Offering.
(3) Consists of shares of Common Stock underlying currently exercisable stock options. Director of the Company prior to the Merger. An affiliate of Cricket Services and Chairman of Heptagon investment Ltd., an affiliate of Heptagon Capital Management Inc.
(4) Prior to the Mergers, this entity was a control shareholder. This entity's president was the president of the Company prior to the Mergers.
(5) President of Unity Venture Capital Associates Ltd. and a Director of the Company prior to the Mergers. Includes 50,000 shares underlying currently exercisable stock options.
(6) An affiliate of Heptagon Capital Management Inc.
(7) Director of the Company prior to the Mergers. Includes 50,000 shares underlying currently exercisable stock options.
(8) Brother of Steven A. Greenberg, the Company's principal shareholder.
(9) Executive Vice President of International Capital Growth, Ltd. Includes shares held in an IRA account for his benefit.
(10) Consists of shares of Common Stock underlying currently exercisable warrants.
(11) Parents of a Senior Vice President of International Capital Growth, Ltd.

                                  LEGAL MATTERS

         The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Heller, Horowitz & Feit, P.C., New York, New York.

         Irving Rothstein, Esq. is a member of the law firm of Heller, Horowitz & Feit, P.C., counsel to the Company. As of September 15, 1997, Mr. Rothstein was appointed an Assistant Secretary of the Company. This is purely an administrative position and Mr. Rothstein was appointed solely to assist, and to ease the burdens of, the executive officers of the Company in the execution of various documents and/or certificates on behalf of the Company. Neither Mr. Rothstein nor his law firm receive any additional compensation for these efforts.

                                     EXPERTS

         The audited financial statements of the Company as of September 30, 1996 and 1997 and for the fiscal years then ended are included herein and in the registration statement in reliance upon the report of Lipner, Gordon & Co., LLP, independent certified accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Also included herein and in the registration statement are audited financial statements of Worlds Inc. as of December 31, 1996 and 1995, and Inception, April 26, 1994 to December 31, 1994 and Inception, April 26, 1994 to December 31, 1996, and audited financial statements of Worlds Acquisition Corp. from Inception, April 8, 1997 to June 30, 1997, in reliance upon the reports of BDO Seidman, LLP, independent certified accountants, appearing elsewhere herein (both of which contain an explanatory paragraph about the ability of the Companies to continue as going concerns), and upon the authority of said firm as experts in accounting and auditing.

                                   WORLDS INC.
                              (A DEVELOPMENT STAGE
                                   ENTERPRISE)









                                                            FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995, PERIOD FROM APRIL 26, 1994
                 (INCEPTION) TO DECEMBER 31, 1994 AND PERIOD FROM APRIL 26, 1994
                    (INCEPTION) TO DECEMBER 31, 1996 (WITH UNAUDITED INFORMATION
                             AS OF SEPTEMBER 30, 1997, FOR THE NINE MONTHS ENDED
                      SEPTEMBER 30, 1997 AND 1996 AND PERIOD FROM APRIL 26, 1994
                                              (INCEPTION) TO SEPTEMBER 30, 1997)

                                   WORLDS INC.
                              (A DEVELOPMENT STAGE
                                   ENTERPRISE)















                                                            FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995, PERIOD FROM APRIL 26, 1994
                 (INCEPTION) TO DECEMBER 31, 1994 AND PERIOD FROM APRIL 26, 1994
                    (INCEPTION) TO DECEMBER 31, 1996 (WITH UNAUDITED INFORMATION
                             AS OF SEPTEMBER 30, 1997, FOR THE NINE MONTHS ENDED
                      SEPTEMBER 30, 1997 AND 1996 AND PERIOD FROM APRIL 26, 1994
                                              (INCEPTION) TO SEPTEMBER 30, 1997)

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                        CONTENTS


INDEPENDENT AUDITORS' REPORT                                                 F-3

FINANCIAL STATEMENTS:
   Balance sheets                                                      F-4 - F-5
   Statements of operations                                                  F-6
   Statements of stockholders' deficit                                       F-7
   Statements of cash flows                                           F-8 - F-10
   Summary of accounting policies                                    F-11 - F-14
   Notes to financial statements                                     F-15 - F-27

INDEPENDENT AUDITORS' REPORT


The Board of Directors
  and Stockholders of
  Worlds Inc.

We have audited the accompanying balance sheets of Worlds Inc. (a development stage enterprise) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995, for the period from April 26, 1994 (inception) to December 31, 1994, and for the period from April 26, 1994 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, for the period from April 26, 1994 (inception) to December 31, 1994, and for the period from April 26, 1994 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the summary of accounting policies, the Company is in the development stage and has suffered recurring losses from operations, has a working capital deficit, and has a stockholders' deficit since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 (Development Stage Risks) and Note 9 (Subsequent Events) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BDO Seidman, LLP

San Francisco, California

September 15, 1997 (except as to Note 9
   which is as of December 31, 1997)

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS




                                                                 December 31,
                                                 --------------------------------------------------    September 30, 1997
                                                       1995                       1996                     (unaudited)
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash and cash equivalents                            $1,113,282                 $  894,692                    $ 53,351
   Trade receivables                                       831,344                    638,734                     149,684
   Less:  Allowance for doubtful accounts                        -                   (149,684)                   (149,684)
-------------------------------------------------------------------------------------------------------------------------------
   Trade receivables, net                                  831,344                    489,050                           -
   Prepaids and other current assets                       199,479                    125,316                      25,166
-------------------------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                          2,144,105                  1,509,058                      78,517
PROPERTY AND EQUIPMENT, NET (NOTE 2)                       595,986                    691,411                     265,127
OTHER ASSETS, PRINCIPALLY DEPOSITS                         191,895                          -                           -
-------------------------------------------------------------------------------------------------------------------------------
                                                        $2,931,986                 $2,200,469                    $343,644
-------------------------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS



                                                                                                                 September 30,
                                                                                                                     1997
                                                                             December 31,                         (unaudited)
                                                       -------------------------------------------------------
                                                                   1995                    1996
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accrued liabilities                                             $   399,531            $    901,800           $    735,812
   Accounts payable                                                  1,233,632               1,003,574              1,137,768
   Advanced customer billings and deferred revenue                     832,807                 436,140                436,140
   Advance from Worlds Acquisition Corp. (Note 9)                            -                       -                100,000
   Current portion, notes payable (Note 3)                             120,000               1,120,000              1,710,000
   Current portion, capital lease obligations (Note 4)                  75,631                  94,539                      -
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                 2,661,601               3,556,053              4,119,720
LONG-TERM PORTION, NOTES PAYABLE (NOTE 3)                              590,000                 480,000                126,666
LONG-TERM PORTION, CAPITAL LEASE OBLIGATIONS (NOTE 4)                  104,106                  28,473                      -
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES                                         3,355,707               4,064,526              4,246,386
-----------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 4, 8 AND
   9)
STOCKHOLDERS' DEFICIT (NOTE 5):
   Preferred stock, $.0001 par value; designated as
      Series A; 2,000,000 shares authorized,
      1,801,533 shares issued and outstanding in 1996
      and 1995                                                             180                     180                    180
   Preferred stock, $.0001 par value; designated as
      Series B; 2,300,000 shares authorized, 1,022,726
      shares issued and outstanding in 1996                                  -                     102                    102
   Common stock, $.0001 par value; 15,000,000
      shares authorized; 5,535,646 and 5,274,260
      shares issued and outstanding in 1996 and 1995,
      respectively                                                         527                     553                    553
   Deferred compensation related to stock options                      (45,647)                (21,445)                (8,183)
   Additional paid-in capital                                        8,385,184              17,107,472             17,105,102
   Deficit accumulated during development stage                     (8,763,965)            (18,950,919)           (21,000,496)
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' DEFICIT                                (423,721)             (1,864,057)            (3,902,742)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   $ 2,931,986            $  2,200,469           $    343,644
-----------------------------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS



                                                  Period from                                                  Period from
                                                April 26, 1994           Year ended December 31,              April 26, 1994
                                                (inception) to  -----------------------------------------     (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                   1995                 1996               1996
--------------------------------------------------------------------------------------------------------------------------------
NET REVENUES (NOTE 7)                               $   279,720          $1,882,232        $  3,784,019          $ 5,945,971
--------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Cost of revenues                                     787,030           4,445,582           6,014,432           11,247,044
   Research and development                             231,637           2,257,082           2,446,724            4,935,443
   Selling, general and administrative                  442,633           2,858,601           4,901,628            8,202,862
--------------------------------------------------------------------------------------------------------------------------------
        TOTAL COSTS AND EXPENSES                      1,461,300           9,561,265          13,362,784           24,385,349
--------------------------------------------------------------------------------------------------------------------------------
        OPERATING LOSS                               (1,181,580)         (7,679,033)         (9,578,765)         (18,439,378)
OTHER INCOME AND (EXPENSES):
   Interest income                                          447             110,883             115,956              227,286
   Interest expense                                           -             (14,682)            (16,750)             (31,432)
   Lawsuit settlements (Note 8)                               -                   -            (509,200)            (509,200)
   Gain (loss) on disposal of property and
      equipment                                               -                   -             (83,195)             (83,195)
   Income from sale of technology                             -                   -                   -                    -
--------------------------------------------------------------------------------------------------------------------------------
        LOSS BEFORE INCOME TAXES AND
           EXTRAORDINARY ITEM                        (1,181,133)         (7,582,832)        (10,071,954)         (18,835,919)
INCOME TAXES                                                  -                   -           (115,000)            (115,000)
--------------------------------------------------------------------------------------------------------------------------------
        LOSS BEFORE EXTRAORDINARY ITEM               (1,181,133)         (7,582,832)        (10,186,954)         (18,950,919)
EXTRAORDINARY ITEM - GAIN ON DEBT
   SETTLEMENT (NOTE 3)                                        -                   -                   -                    -
--------------------------------------------------------------------------------------------------------------------------------
NET LOSS                                            $(1,181,133)        $(7,582,832)       $(10,186,954)        $(18,950,919)
--------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF OPERATIONS (CONTINUED)





                                                                                            Period from
                                                                                           April 26, 1994
                                                    Nine months ended September 30,        (inception) to
                                               -----------------------------------------   September 30,
                                                       1996                 1997                1997
                                                    (unaudited)         (unaudited)         (unaudited)
------------------------------------------------------------------------------------------------------------
NET REVENUES (NOTE 7)                                 $ 2,690,264         $    69,098        $  6,015,069
------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Cost of revenues                                     4,482,473              29,556          11,276,600
   Research and development                             1,935,228             401,345           5,336,788
   Selling, general and administrative                  3,874,843           2,244,283          10,447,145
------------------------------------------------------------------------------------------------------------
        TOTAL COSTS AND EXPENSES                       10,292,544           2,675,184          27,060,533
------------------------------------------------------------------------------------------------------------
        OPERATING LOSS                                 (7,602,280)         (2,606,086)        (21,045,464)
OTHER INCOME AND (EXPENSES):
   Interest income                                        100,425              10,344             237,630
   Interest expense                                        (9,234)            (71,338)           (102,770)
   Lawsuit settlements (Note 8)                          (270,000)                  -            (509,200)
   Gain (loss) on disposal of property and
      equipment                                           (61,393)              4,070             (79,125)
   Income from sale of technology                               -             245,100             245,100
------------------------------------------------------------------------------------------------------------
        LOSS BEFORE INCOME TAXES AND
           EXTRAORDINARY ITEM                          (7,842,482)         (2,417,910)        (21,253,829)
INCOME TAXES                                              (77,840)             (5,000)           (120,000)
------------------------------------------------------------------------------------------------------------
        LOSS BEFORE EXTRAORDINARY ITEM                 (7,920,322)         (2,422,910)        (21,373,829)
EXTRAORDINARY ITEM - GAIN ON DEBT
   SETTLEMENT (NOTE 3)                                          -             373,333             373,333
------------------------------------------------------------------------------------------------------------
NET LOSS                                             $ (7,920,322)        $(2,049,577)      $(21,000,496)
------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT






                                                                                               Preferred stock
                                                                        -----------------------------------------------------------
                                                Common stock                      Series A                        Series B
                                        -----------------------------   -----------------------------   ---------------------------
                                            Shares        Amount            Shares        Amount            Shares        Amount
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock; 2,415,000
   shares at $.001 per share in July
   585,000 shares at $.01 per share in
   September 1994                           3,000,000         $300                 -          $  -                 -          $  -
Compensation related to stock options
   founders' stock                                  -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                  3,000,000          300                 -             -                 -             -
Issuance of common stock at $0.01 to
   $0.425 per share                         2,274,260          227                 -             -                 -             -
Issuance of Series A preferred stock
Issuance of Series A preferred stock
   $4.25 per share, net of issuance costs
   of $111,738                                      -            -         1,801,533           180                 -             -
Compensation related to stock options               -            -                 -             -                 -             -
Compensation related to stock options               -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                  5,274,260          527         1,801,533           180                 -             -
Issuance of common stock                      261,386           26                 -             -                 -             -
Issuance of Series B preferred stock
   $8.80 per share, net of issuance costs
   of $381,000                                      -            -                 -             -         1,022,726           102
Compensation related to stock options               -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                  5,535,646          553         1,801,533           180         1,022,726           102
Compensation related to stock options
   (unaudited)                                      -            -                 -             -                 -             -
Net loss (unaudited)                                -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                              5,535,646         $553         1,801,533          $180         1,022,726          $102
-----------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)



                                                Deferred
                                              compensation   Additional                     Total
                                                on stock       paid-in     Accumulated  stockholders'
                                                options        capital       deficit       deficit
-------------------------------------------------------------------------------------------------------
Issuance of common stock; 2,415,000
   shares at $.001 per share in July
   585,000 shares at $.01 per share in
   September 1994                                    $  -     $     7,115   $         -   $      7,415
Compensation related to stock options
   founders' stock                                      -         695,888             -        695,888
Net loss                                                -               -    (1,181,133)    (1,181,133)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                              -         703,003    (1,181,133)      (477,830)
Issuance of common stock at $0.01 to
   $0.425 per share                                     -          54,919             -         55,146
Issuance of Series A preferred stock
Issuance of Series A preferred stock
   $4.25 per share, net of issuance costs
   of $111,738                                          -       7,544,597             -      7,544,777
Compensation related to stock options                   -          21,802             -         21,802
Compensation related to stock options             (45,647)         60,863             -         15,216
Net loss                                                -               -    (7,582,832)    (7,582,832)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                        (45,647)      8,385,184    (8,763,965)      (423,721)
Issuance of common stock                                -         112,795             -        112,821
Issuance of Series B preferred stock
   $8.80 per share, net of issuance costs
   of $381,000                                          -       8,618,887             -      8,618,989
Compensation related to stock options              24,202          (9,394)            -         14,808
Net loss                                                -               -   (10,186,954)   (10,186,954)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                        (21,445)     17,107,472   (18,950,919)    (1,864,057)
Compensation related to stock options
   (unaudited)                                     13,262          (2,370)            -         10,892
Net loss (unaudited)                                    -               -    (2,049,577)    (2,049,577)
-------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                                   $ (8,183)    $17,105,102  $(21,000,496)  $ (3,902,742)
-------------------------------------------------------------------------------------------------------


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS





                                                  Period from                                                  Period from
                                                April 26, 1994              Year ended December 31,           April 26, 1994
                                                (inception) to    -----------------------------------------   (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                  1995                 1996                1996
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(1,181,133)        $(7,582,832)       $(10,186,954)        $(18,950,919)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                     6,469             156,849             344,345              507,663
        (Gain) loss on disposal of property
           and equipment                                      -                   -              83,195               83,195
        Gain on debt settlement                               -                   -                   -                    -
        Compensation related to stock
           options                                      695,888              37,018              14,808              747,714
        Compensation related to common
           stock issuance                                     -                   -              58,525               58,525
        Licensed technology expense                           -             750,000                   -              750,000
        Changes in operating assets and
           liabilities:
              Trade receivables                        (119,964)           (711,380)            342,294             (489,050)
              Prepaids and other assets                 (48,239)           (343,134)            266,057             (125,316)
              Accounts payable and accrued
                liabilities                             336,380           1,296,782             226,212            1,859,374
              Advanced customer billings
                and deferred revenue                    241,867             590,940            (396,667)             436,140
-------------------------------------------------------------------------------------------------------------------------------
                   NET CASH USED IN
                      OPERATING ACTIVITIES              (68,732)         (5,805,757)         (9,248,185)         (15,122,674)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)



                                                                                             Period from
                                                                                            April 26, 1994
                                                    Nine months ended September 30,         (inception) to
                                                ----------------------------------------     September 30,
                                                        1996                 1997                1997
                                                     (unaudited)         (unaudited)         (unaudited)
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                          $(7,920,322)        $(2,049,577)       $(21,000,496)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                    220,607             174,083             681,746
        (Gain) loss on disposal of property
           and equipment                                  61,393             (4,070)              79,125
        Gain on debt settlement                                -           (373,333)           (373,333)
        Compensation related to stock
           options                                        11,419              13,263             760,977
        Compensation related to common
           stock issuance                                 58,425                   -              58,525
        Licensed technology expense                            -                   -             750,000
        Changes in operating assets and
           liabilities:
              Trade receivables                          339,371             489,050                   -
              Prepaids and other assets                   24,258             100,150             (25,166)
              Accounts payable and accrued
                liabilities                               10,972             101,156           1,960,530
              Advanced customer billings
                and deferred revenue                    (222,553)                  -             436,140
-----------------------------------------------------------------------------------------------------------
                   NET CASH USED IN
                      OPERATING ACTIVITIES            (7,416,430)         (1,549,278)        (16,671,952)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS



                                                  Period from                                                  Period from
                                                April 26, 1994                Year ended December 31,         April 26, 1994
                                                (inception) to     -----------------------------------------  (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                   1995                 1996               1996
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of property and equipment            $   (26,646)         $ (493,627)       $   (476,966)        $   (997,239)
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                 7,415              55,146              54,296              116,857
   Proceeds from issuance of preferred stock,
      net of issuance costs                                   -           7,544,777           8,618,989           16,163,766
   Advance from (to) officer                             90,149             (90,149)                  -                    -
   Advance from Worlds Acquisition Corp.                      -                   -                   -                    -
   Payments on capital lease                                  -             (59,294)            (56,724)            (116,018)
   Payments on note payable                                   -             (40,000)           (110,000)            (150,000)
   Proceeds from note payable                                 -                   -           1,000,000            1,000,000
-------------------------------------------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY
                      FINANCING ACTIVITIES               97,564           7,410,480           9,506,561           17,014,605
-------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            2,186           1,111,096            (218,590)             894,692
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD                                                     -               2,186           1,113,282                    -
-------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD            $     2,186          $1,113,282        $    894,692          $   894,692
-------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
      Interest paid                                 $         -          $   14,682        $      9,234          $    23,916
-------------------------------------------------------------------------------------------------------------------------------
      Income taxes paid                             $         -          $        -        $      5,064          $     5,064
-------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                             Period from
                                                                                            April 26, 1994
                                                    Nine months ended September 30,         (inception) to
                                                ---------------------------------------      September 30,
                                                         1996                 1997                1997
                                                      (unaudited)         (unaudited)         (unaudited)
------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of property and equipment              $  (383,494)        $    (2,063)       $   (999,302)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                  53,896                   -             116,857
   Proceeds from issuance of preferred stock,
      net of issuance costs                             8,618,989                   -          16,163,766
   Advance from (to) officer                                    -                   -                   -
   Advance from Worlds Acquisition Corp.                        -             100,000             100,000
   Payments on capital lease                              (56,724)                  -            (116,018)
   Payments on note payable                              (100,000)            (40,000)           (190,000)
   Proceeds from note payable                                   -             650,000           1,650,000
------------------------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY
                      FINANCING ACTIVITIES              8,516,161             710,000          17,724,605
------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            716,237            (841,341)             53,351
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD                                               1,113,282             894,692                   -
------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 1,829,519         $    53,351        $     53,351
------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
      Interest paid                                   $     9,234         $         -        $     23,916
------------------------------------------------------------------------------------------------------------
      Income taxes paid                               $         -         $     2,128        $      7,192
------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS




DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:

   In 1995, the Company acquired equipment under capital leases totaling
      $290,495. In 1995, the Company also purchased technology for $750,000 under an installment license obligation (Note 3).

   In 1997, as part of the restructuring of operations (Notes 4 and 9), the Company disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling $123,013, were assumed by the lessor and a party which acquired certain assets used in the Company's Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES




NATURE OF BUSINESS               Worlds Inc. (the "Company") was incorporated
                                 under the laws of Delaware on April 26, 1994.
                                 The Company was formed to develop and
                                 commercialize 3D multi-user tools and
                                 technologies for the Internet market. The
                                 Company is in the development stage and, as such, has not generated significant revenues from operations.



BASIS OF PRESENTATION            The accompanying financial statements have been
                                 prepared assuming that the Company will
                                 continue as a going concern. The Company is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in Note 9, on December 3, 1997, the
                                 Company consummated a merger agreement with Worlds Acquisition Corporation ("WAC"), a company which had completed a private placement offering of securities.

                                 The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.



INTERIM FINANCIAL
STATEMENTS                       The accompanying balance sheet as of September
                                 30, 1997 and the statements of operations and cash flows for each of the nine months ended
                                 September 30, 1996 and 1997 have not been audited. However, in the opinion of management, they include all adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results to be expected for any future period.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





RESTRUCTURING OF
OPERATIONS                       Due to recurring losses, insufficient revenue,
                                 a working capital deficit and a net
                                 stockholders' deficit, the Company's management made significant reductions in operations in February 1997 that are reflected in the Company's unaudited financial statements as of and for the nine months ended September 30, 1997. In March 1997, the Company engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San Francisco. The Company decided in
                                 December 1996 to close its Seattle operations resulting in a $110,000 charge to operations for the year ended December 31, 1996.



USE OF ESTIMATES                 The preparation of financial statements in
                                 conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                                 Actual results could differ from these
                                 estimates.



CASH AND CASH EQUIVALENTS        Cash and cash equivalents are comprised of
                                 highly liquid money market instruments, which have original maturities of three months or less at the time of purchase.



PROPERTY AND EQUIPMENT           Property and equipment are stated at cost or
                                 the present value of the leased equipment, as appropriate. Depreciation is calculated using the straight-line method over the estimated useful lives or lease terms, if applicable, of the assets, which range from two to five years.
                                 Maintenance and repairs are expensed as
                                 incurred and improvements are capitalized.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





REVENUE RECOGNITION              Revenue from development and licensing
                                 contracts is recognized upon the attainment of contractual milestones (approximating the percentage- of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.



SOFTWARE DEVELOPMENT
COSTS Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86. No such costs have been capitalized to date.



RESEARCH AND DEVELOPMENT
COSTS Research and development costs are expensed as incurred.




INCOME TAXES                     The Company uses the liability method of
                                 accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."
                                 Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



CONCENTRATION OF CREDIT
RISK The Company provides consulting services to corporate customers in a variety of industries. For the period from April 26, 1994 (inception) to December 31, 1994, three customers accounted for 69% of the Company's revenues. For the years ended December 31, 1995 and 1996, five customers accounted for 91% and 74% of the Company's revenues, respectively.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





NEW ACCOUNTING STANDARDS         Effective January 1, 1996, the Company adopted
                                 the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion
                                 ("APB") No. 25, "Accounting for Stock Issued to
                                 Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The
                                 Company has elected to continue to account for stock-based compensation under APB No. 25 (see
                                 Note 5).

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



    1.   DEVELOPMENT STAGE
         COMPANY The accompanying financial statements have been prepared on a going- concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company, as of September 30, 1997, has incurred recurring losses totaling $21,000,496 since inception, has a working capital deficit of $4,041,203 and a stockholders' deficit of $3,902,742. As discussed in Note 9, on December 3, 1997, the Company consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,385,000 of gross proceeds was raised.

                                 The Company anticipates, however, that it currently has only a portion of the funds necessary to permit the Company to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to permit the Company to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                                 These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    2.   PROPERTY AND
         EQUIPMENT               A summary of property and equipment as of
                                 December 31, 1996 and 1995, and September 30,
                                 1997, is as follows:



                                            December 31,
                               --------------------------------------       September 30,
                                      1995               1996                    1997
-----------------------------------------------------------------------------------------
Computers, software and
   equipment                            $565,041         $1,013,308            $650,557
Leasehold improvements                   194,263            170,320                   -
-----------------------------------------------------------------------------------------
                                         759,304          1,183,628             650,557
Less:  Accumulated
   depreciation and
   amortization                          163,318            492,217             385,430
-----------------------------------------------------------------------------------------
                                        $595,986         $  691,411            $265,127
-----------------------------------------------------------------------------------------



                                 Equipment under capital leases included above was $290,495 as of December 31, 1996 and 1995, and $-0- as of September 30, 1997.



    3.   NOTES PAYABLE


                                            December 31,
                               --------------------------------------       September 30,
                                      1995               1996                   1997
-----------------------------------------------------------------------------------------
Bridge loan payable to
   stockholders                       $        -         $1,000,000          $1,650,000
Technology obligation                    710,000            600,000             186,666
-----------------------------------------------------------------------------------------
                                         710,000          1,600,000           1,836,666
Less:  Current portion                   120,000          1,120,000           1,710,000
-----------------------------------------------------------------------------------------
Long-term portion                       $590,000         $  480,000          $  126,666
-----------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 On December 13, 1996, the Company received a
                                 Bridge Loan totaling $1,000,000 from two preferred stockholders. Additional advances of $650,000 were made under the Bridge Loan during the nine month period ended September 30, 1997 ($500,000 in January 1997 and $50,000 in June
                                 1997 were received from the same preferred stockholders; and $100,000 was received in May 1997 from an affiliated person of a stockholder). These advances under the Bridge Loan were granted in return for convertible promissory notes and options at $0.88 per share on 500,000 shares of the Company's common stock held by a founder and officer of the Company as of December 31, 1996 (825,000 shares at September 30, 1997). Such options remain exercisable for 36 months, but will terminate immediately upon the consummation of an initial public offering of the Company's capital stock or any consolidation or merger by the Company or any sale, conveyance or disposition of all or substantially all of the assets of the Company; such an event occurred on December 3, 1997 when the Company consummated a merger (Note 9). The loan bears interest at a rate of 9% from the date of the advances. Accrued interest is approximately $4,000 at December 31, 1996 and $71,000 at September 30, 1997.

                                 In June 1997, the Company renegotiated the terms of the Bridge Loan to convert it to a three year loan bearing interest at 7.5% and the option to convert into common stock based on the conversion price of $4.375, $5.00 and $5.625 in each of the three years following consummation of the merger of Worlds Inc. into Worlds Acquisition Corp. (see Note 9).

                                 On January 3, 1995, the Company purchased technology for $750,000 under a license agreement with Kinetic Effects, Inc. and Simon Fraser University of British Columbia ("SFU"). At December 31, 1996, the Company had an obligation to make monthly payments of $10,000 ($6,667 to SFU and $3,333 to Kinetic Effects, Inc.) through November 2000. The purchased technology was charged to research and development expense in 1995. This obligation has been renegotiated

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 downward in August 1997 to $186,648, $3,333
                                 payable monthly over 56 months to Kinetic
                                 Effects, Inc. Kinetic Effects, Inc. is an entity affiliated with a prior officer and current shareholder of the Company. In September 1997, the Company renegotiated the terms with SFU. In exchange for exclusivity on the technology, $373,333 of the debt was forgiven and has been included as an extraordinary item in the statement of operations for the nine months ended September 30, 1997.



    4. LEASE COMMITMENTS         The Company leases its facilities and other
                                 equipment under non-cancelable operating lease and capital lease agreements. Rent expense was $1,487,227 and $599,715 for the years ended
                                 December 31, 1996 and 1995, respectively.

                                 Future minimum lease payments under these agreements are as follows:


                                                          Capital          Operating
Year ending December 31,                                   leases            leases
-----------------------------------------------------------------------------------------
1997                                                         $109,929          $443,726
1998                                                           33,109                 -
-----------------------------------------------------------------------------------------
Total minimum lease payments                                  143,038           443,726
Less:   Amount representing imputed
           interest                                           (20,026)                -
Less:  Sublease income                                              -            (8,990)
Less:   Unamortized advance payments
           held in other current assets                             -           (51,693)
-----------------------------------------------------------------------------------------
                                                                               $383,043
                                                                       ------------------
Present value of net minimum capital lease
   payments                                                   123,012
Less:   Current installments of obligations
           under capital lease                                (94,539)
-----------------------------------------------------------------------------------------
Obligations under capital lease, excluding
   current installments                                     $  28,473
-----------------------------------------------------------------------------------------

                                                                            F-18

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Equipment was leased from a preferred
                                 stockholder under both operating and capital leases. The related outstanding capital leases at December 31, 1995 and 1996 were $179,737 and $123,012, respectively. The operating lease commitments at December 31, 1995 and 1996 were approximately $927,000 and $378,000, respectively. In June 1997, the Company and the preferred stockholder agreed that a total of $364,000 is owed by the Company on the prior operating and capital lease obligations which is recorded in accounts payable at September 30, 1997. This obligation to the preferred stockholder was reduced to $250,000 during December 1997 upon completion of the merger and private placement discussed in Note 9. The gain of $114,000 from reduction of such obligation will be included as an extraordinary item in the statement of operations for the period ended December 31, 1997.



    5.   STOCKHOLDERS' DEFICIT   Preferred Stock

                                 Each share of Series A and Series B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock. The conversion rate is based upon the original purchase price, subject to adjustments for stock dividends, stock splits, and capital reorganizations and price based antidilution, currently one-to-one.

                                 Each share of Series A and Series B preferred stock automatically converts to common stock upon the affirmative vote of the majority of the outstanding preferred stock or the closing of an underwritten public offering of shares of the Company's common stock resulting in total proceeds of at least $15,000,000. The holders of the preferred stock are entitled to one vote on an "as if converted" basis.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Holders of Series A and Series B preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividends on common stock, at the rate of $0.39 for Series A and $0.79 for Series B per share per annum. Such dividends are not cumulative, except in the event that the Company does not enter into an initial public offering of at least $15,000,000 in proceeds to the Company on or before May 31, 1998, in which case the dividends are cumulative effective May 31, 1998, and are payable when and if declared by the Company's Board of Directors in cash legally available for distribution, or in stock, if no cash is legally payable. As of December 31, 1996, no dividends have been declared.

                                 In the event of liquidation, consolidation, merger, or winding up of the Company prior to conversion, holders of preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to their liquidation amount or a pro rata share of the remaining assets, based on their ownership of the Company. As of December 31, 1996, the aggregate liquidation preference was approximately $16,657,000. (See Note 9).

                                 A Series A preferred stock investor also has a stock warrant which provides the right to purchase shares of Series A preferred stock sufficient to bring its holdings on a fully diluted basis to 21% of the Company's shares. The warrant expires in the event of a qualified public offering or when the holder of preferred stock no longer chooses to exercise its existing antidilution rights. The warrant is exercisable at fair market value at date of exercise. As a result of the merger described in Note 9, such warrants were extinguished.

                                 Common Stock

                                 Prior to the mergers described in Note 9, the Company had reserved 4,500,000 shares of common stock for issuance under the 1994 Amended and Restated Stock Option Plan (the "Plan"), which authorized the granting of incentive and nonstatutory stock options to employees and consultants of the Company. Under this Plan, the Company's Board of Directors would grant stock options at prices not less than 85% of fair value. The options were all immediately exercisable and were subject to vesting at times and in increments as specified by the Company's Board of Directors. Options generally vested over three years and expired 10 years from date of grant.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 The following table summarizes the stock option activity:




                                     Options                  Options outstanding
                                    available     ---------------------------------------
                                    for grant              Shares         Price per share
-----------------------------------------------------------------------------------------
Options authorized                     2,000,000                  -             $       -
Options granted                       (1,702,501)         1,702,501                   .01
-----------------------------------------------------------------------------------------
Balance, December 31,
   1994                                  297,499          1,702,501                   .01
Options authorized                     1,500,000                  -                     -
Options granted                       (1,189,254)         1,189,254               .01-.43
Options exercised                              -         (1,861,853)              .01-.20
Options canceled                          60,000            (60,000)                  .20
-----------------------------------------------------------------------------------------
Balance, December 31,
   1995                                  668,245            969,902               .01-.43
Options authorized                     1,000,000                  -                     -
Options granted                       (1,171,000)         1,171,000               .43-.88
Options exercised                              -           (261,386)              .20-.88
Options canceled                         489,704           (489,704)              .20-.88
-----------------------------------------------------------------------------------------
Balance, December 31,
   1996                                  986,949          1,389,812               .20-.88
-----------------------------------------------------------------------------------------
Balance, September 30,
   1997                                  986,949          1,389,812               .20-.88
-----------------------------------------------------------------------------------------



                                 As of December 31, 1996, 415,868 options were vested.

                                 The Company applies APB Opinion No. 25,
                                 "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Plan. Under APB Opinion No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized. Compensation or other expense is recorded based on intrinsic value (excess of current price over exercise price on date of grant) for employees, and fair value of the option awards for others.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 FASB Statement No. 123, "Accounting for
                                 Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the minimum value approach with the following weighted-average assumptions used for grants in 1995 and 1996, respectively; no dividend yield for any year; near-zero volatility for both years; risk-free interest rates of 6.65% and 6.6%; and expected lives ranging from 1 month to 3 years.

                                 Under the accounting provisions of FASB
                                 Statement No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:




                                                                           Nine months
                                      Year ended December 31,                 ended
                               --------------------------------------      September 30
                                      1995                     1996            1997
-----------------------------------------------------------------------------------------
Net loss:

   As reported                      $(7,582,832)      $(10,186,952)        $(2,049,577)

   Pro forma                         (7,717,271)       (10,320,197)         (2,049,577)
-----------------------------------------------------------------------------------------


                                 As a result of the mergers described in Note 9, the Plan and all options thereunder were terminated and a new stock option plan, as described in Note 9, was adopted.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    6.   INCOME TAXES            From its inception, the Company has generated
                                 losses for both financial reporting and tax purposes. As of December 31, 1996, the
                                 Company's net operating losses for Federal income tax purposes were approximately $16.6 million, and expire between the years 2009 and 2011. For state income tax purposes, as of December 31, 1996, the Company had net operating loss carryforwards of approximately
                                 $12.7 million for the State of California which will expire 2002. As of December 31, 1996, the combined Federal and state tax benefit of the net operating loss carryforwards is approximately $6.4 million and the deferred tax asset relating to accounting differences for depreciation, certain accrued expenses and technology costs was approximately $0.4 million. This deferred tax asset totaling $6.8 million has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized. The use of such net operating loss carryforwards will be subject to annual limits if the Company has incurred an "ownership change". In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the merger discussed in Note 9, such an "ownership change" occurred.

                                 The provision for income taxes for the year ended December 31, 1996 and the nine months ended September 30, 1997 consists of:




                                                                        Nine months
                                                   Year ended              ended
                                                  December 31,         September 30,
                                                      1996                  1997
-----------------------------------------------------------------------------------------
Foreign income taxes withheld                           $105,000            $       -

State income taxes - current                              10,000                5,000
-----------------------------------------------------------------------------------------
                                                        $115,000               $5,000
-----------------------------------------------------------------------------------------



                                 The Company has $156,000 in research credits available to reduce future Federal income taxes which expire between the years 2009 and 2011.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    7.   RELATED PARTY
         REVENUE For the period from April 26, 1994 (inception) to December 31, 1994, the Company had revenue totaling $113,000 from one preferred stockholder and one common stockholder. For the year ended December 31, 1995, $827,390 of revenue was attributable to two preferred stockholders and one common stockholder, and for the year ended December 31, 1996, $1,276,780 of revenue was attributable to three preferred stockholders.



    8.   LITIGATION, CLAIMS
         AND CONTINGENCIES       In 1996, the Company incurred lawsuit
                                 settlement expenses totalling $509,200, of which $164,200 is included in accrued liabilities at December 31, 1996. These settlement expenses relate principally to claims by former employees and are exclusive of legal fees included in general and administrative expenses in the accompanying financial statements.

                                 The Company is currently a defendant in two lawsuits filed by a former employee. One suit filed in December 1995 in San Francisco Superior Court alleges various contract and tort claims for wrongful termination and seeks damages ranging from $500,000 to $2,000,000. A second suit filed in January 1997 in U. S. District Court, Northern District of California, asserts claims for damages of $200,000 against the Company in connection with the use of the Company's name on the World Wide Web. Pursuant to mediation in July 1996, the Company executed a settlement agreement in connection with the wrongful termination case and paid the former employee $225,000 in 1996. In February 1997, the Company executed an amendment to the July 1996 settlement involving a proposed settlement of both cases. The proposed settlement has not been completed but, in December 1997, the Company received a favorable ruling in San Francisco Superior Court which the Company and counsel believe will result in an overall resolution of the two lawsuits for a maximum additional liability of $150,000 which amount had originally been accrued at December 31, 1996.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Although, to the best of the Company's
                                 knowledge, no legal proceedings other than those referenced above have been instituted, current management has been informed that potential claims may exist in the areas of unpaid taxes, unpaid wages and expenses to employees and consultants, unpaid vacation pay, and indemnification claims by certain entities and individuals against the Company. The Company is also informed that certain employees and consultants may assert claims against the Company based on alleged grants of options or other equity interests in the Company. While it is not possible at present to quantify the extent or risk of such matters, the Company's management believes that all such potential and unasserted claims in the aggregate will not have a material adverse effect on the Company's financial position.



    9.   SUBSEQUENT EVENTS      (a) The Mergers

                                    On December 3, 1997, the Company was merged with and into Worlds Acquisition Corp. ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of the WAC's securities (the "Private Placement"). All of the common and preferred stock of the Company were exchanged for 2,000,000 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by the Company. At September 30, 1997, WAC had not yet commenced any formal business operations and all activity to that date related to its formation and the negotiation of its fundraising transactions. During the period ended September 30, 1997, WAC advanced the Company $100,000 for working capital. Such advance is noninterest bearing with no fixed repayment terms. Academic was an inactive company with no operations. Academic voluntarily reported under

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



                                the Securities Exchange Act of 1934 "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board or in the Pink Sheets.

                                (b) The Private Placement

                                    The Private Placement called for WAC to
                                    offer for sale a maximum of 50 units (57 1/2 with the over-allotment), each consisting of 120,000 shares of its common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67 Units with gross proceeds of $3,800,000 (the "Initial Private Placement Closing") and, on December 31, 1997, the Combined Entity sold 4.85 Units with gross proceeds of $585,000. WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that WAC does not use its best efforts to file the registration statement with the SEC within 60 days of the Initial Private Placement Closing and have the registration statement declared effective by the SEC within 120 days thereafter, it has agreed, upon the occurrence of each such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



                                (c) Stock Option Plan

                                    As a result of the Mergers, WAC now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)











                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                           TO SEPTEMBER 30, 1997

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)









                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                           TO SEPTEMBER 30, 1997

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                      CONTENTS







REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-3

FINANCIAL STATEMENTS:
   Balance sheets                                                          F-4
   Statements of operations                                                F-5
   Statements of stockholders' equity                                      F-6
   Statements of cash flows                                                F-7
   Notes to financial statements                                    F-8 - F-13

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Worlds Acquisition Corp.
Boston, Massachusetts


We have audited the accompanying balance sheet of Worlds Acquisition Corp. (a development stage enterprise) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from April 8, 1997 (inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Acquisition Corp. at June 30, 1997 and the results of its operations and its cash flows for the period from April 8, 1997 (inception) to June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Worlds Acquisition Corp. will continue as a going concern. The Company has a working capital deficit whereby current liabilities exceed its current assets (cash) which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 7 (Subsequent Events) and Note 1 (Basis of Presentation), the Company completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Worlds Inc. The financial statements do not include any adjustments resulting from the private placement and merger transactions.




BDO Seidman, LLP

New York, New York

September 15, 1997 (except as to Note 7, which is as of December 31, 1997)

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                             BALANCE SHEETS



                                                                                             September 30, 1997
                                                                   June 30, 1997                (unaudited)
---------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash                                                              $  57,824                   $    3,045
---------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                                         57,824                        3,045
DEFERRED PRIVATE PLACEMENT COSTS (NOTE 3)                                    -                      215,000
ADVANCE TO WORLDS INC. (NOTE 4)                                        100,000                      100,000
---------------------------------------------------------------------------------------------------------------
                                                                     $ 157,824                   $  318,045
---------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
   Due to stockholder                                                $  11,724                   $   11,724
   Accrued expenses                                                     93,276                      270,276
---------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                   105,000                      282,000
---------------------------------------------------------------------------------------------------------------
COMMITMENTS (NOTE 5)
STOCKHOLDERS' EQUITY (NOTES 6 AND 7):
   Common stock, $.001 par value - shares authorized
      80,000,000; outstanding 8,400,000                                  8,400                        8,400
   Additional paid-in capital                                          195,600                      195,600
   Deficit accumulated during the development stage                   (151,176)                    (167,955)
---------------------------------------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' EQUITY                                   52,824                       36,045
---------------------------------------------------------------------------------------------------------------
                                                                     $ 157,824                   $  318,045
---------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------




                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                            STATEMENTS OF OPERATIONS



                                                                                                               Cumulative
                                                                                                              April 8, 1997
                                                                April 8, 1997           July 1, 1997 to      (inception) to
                                                                (inception) to           September 30,        September 30,
                                                                June 30, 1997           1997 (unaudited)     1997 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
General and administrative expenses, primarily
   professional fees                                               $ 151,176               $    16,779         $  167,955
---------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                            $(151,176)              $   (16,779)        $ (167,955)
---------------------------------------------------------------------------------------------------------------------------------
Net loss per share                                                 $    (.02)              $      (.00)
---------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                         8,400,000                 8,400,000
---------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY



Period from April 8, 1997 (inception) to September 30, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Deficit
                                                                                                accumulated
                                           Common stock                                          during the               Total
                                    ---------------------------------      Additional           development           stockholders'
                                         Shares            Amount       paid-in capital            stage                 equity
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock to
   founding stockholders              8,400,000            $8,400               $195,600            $       -             $ 204,000
Net loss for the period April 8
   to June 30, 1997                           -                 -                      -             (151,176)             (151,176)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                8,400,000             8,400                195,600             (151,176)               52,824
Net loss for the period July 1
   to September 30, 1997
   (unaudited)                                -                 -                      -              (16,779)              (16,779)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                        8,400,000            $8,400               $195,600            $(167,955)            $  36,045
------------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                        STATEMENTS OF CASH FLOWS



                                                                                                                April 8, 1997
                                                            April 8, 1997            July 1, 1997 to           (inception) to
                                                            (inception) to            September 30,             September 30,
                                                            June 30, 1997           1997 (unaudited)          1997 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $(151,176)               $  (16,779)                $(167,955)
   Adjustment to reconcile net loss to net cash
      used in operating activities:
      Increase in deferred private placement costs                     -                  (215,000)                 (215,000)
      Increase in accrued expenses                                93,276                   177,000                   270,276
---------------------------------------------------------------------------------------------------------------------------------
           NET CASH USED IN OPERATING ACTIVITIES                 (57,900)                  (54,779)                 (112,679)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Advance to Worlds Inc.                                       (100,000)                        -                  (100,000)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock to
      founding stockholders                                       204,000                         -                   204,000
   Loan from stockholder                                           11,724                         -                    11,724
---------------------------------------------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY FINANCING
              ACTIVITIES                                          215,724                         -                   215,724
---------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                    57,824                  (54,779)                     3,045
CASH, BEGINNING OF PERIOD                                               -                    57,824                         -
---------------------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                             $  57,824                $    3,045                $    3,045
---------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS




    1.   SUMMARY OF
         SIGNIFICANT
         ACCOUNTING POLICIES    Income Taxes

                                Worlds Acquisition Corp. (the "Company") follows Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company has net operating loss carryforwards of approximately $168,000 available to reduce any future income taxes. The tax benefit of these losses, approximately $67,000, has been offset by a valuation allowance due to the uncertainty of its realization.

                                Net Loss Per Share

                                Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

                                Use of Estimates

                                The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                Basis of Presentation and Development Stage
                                Risks

                                The Company has a working capital deficit
                                (current liabilities exceed current assets) which raises substantial doubt about its ability to continue as a going concern.

                                As discussed in Note 7, the Company completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Worlds Inc., a Delaware corporation ("Worlds"). Worlds has not generated significant revenues from operations and had an accumulated deficit from inception to September 30, 1997 of approximately $21,000,000.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





                                The Company anticipates, however, that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                                These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



    2.   ORGANIZATION AND
         BUSINESS OPERATIONS    The Company was incorporated on April 8, 1997 to
                                engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Worlds, which merged with and into the Company on December 3, 1997 in a series of related transactions (see Note 6). At September
                                30, 1997, the Company had not yet commenced any formal business operations and all activity to that date related to the Company's formation and the negotiation of transactions described in
                                Note 7. The Company's fiscal year-end is
                                December 31.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    3.   DEFERRED PRIVATE
         PLACEMENT COSTS        As of September 30, 1997, the Company had
                                incurred expenses of $215,000 in connection with its proposed private placement. As discussed in
                                Note 7, the private placement occurred in December 1997 at which time such costs will be charged to stockholders' equity.



    4.   ADVANCE TO WORLDS
         INC. During the period ended September 30, 1997, the Company advanced Worlds $100,000 for working capital. Such advance is noninterest bearing with no fixed repayment terms.



    5.   COMMITMENTS            (a) During September 1997, the Company commenced
                                    leasing of office space in Boston under a noncancelable operating lease expiring in September 2000. Minimum rentals under this lease are approximated as follows:

                                    Year ending December 31,
                                    --------------------------------------------
                                    1997 (three months)                 $ 16,000

                                    1998                                  48,000

                                    1999                                  50,000

                                    2000                                  34,000
                                    --------------------------------------------
                                    Total minimum payments              $148,000
                                    --------------------------------------------

                                (b) The Company anticipates entering into an
                                    employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    6.   COMMON STOCK           (a) During the period ended September 30, 1997,
                                    the Company issued 8,400,000 shares of
                                    common stock (on a post-split basis), par value $.001 per share, to founders of the Company for a consideration of $204,000.

                                (b) On September 15, 1997, the Company's Board
                                    of Directors approved a two-for-one split of the common stock. The additional shares resulting from the stock split were distributed on September 15, 1997 to all stockholders of record at the close of business on September 15, 1997. The balance sheets as of June 30, and September 30, 1997 and the statements of stockholders' equity for the period from April 8, 1997 to September 30, 1997 reflect the retroactive recording of the stock split as if it had occurred on April 8, 1997. Further, all references in the financial statements to average number of shares outstanding and related prices, per share amounts and stock option data have been restated for all periods to reflect the stock split.

                                (c) During September 1997, the Board of
                                    Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 1,000,000 limit.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    7.   SUBSEQUENT EVENTS     (a)  The Mergers

                                    On December 3, 1997, Worlds was merged with and into the Company in a series of related transactions which included the simultaneous merger of the Company with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of the Company's securities (the "Private Placement"). All of the common and preferred stock of Worlds were exchanged for 2,000,000 shares of the Company. Worlds was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to September 30, 1997 of approximately $21,000,000. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934 (the "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its Common Stock to be traded on the Bulletin Board or in the Pink Sheets.

                                (b) The Private Placement

                                    The Private Placement called for the Company to offer for sale a maximum of 50 units (57 1/2 with the over-allotment) each consisting of 120,000 shares of the Company's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of the Company's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, the Company sold 31.67 Units with gross proceeds of $3,800,000 (the "Initial Private Placement Closing") and on December 31, 1997, Combined Entity sold 4.85 Units with gross proceeds of $585,000. The Company agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS



                                    registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that the Company does not use its best efforts to file the registration statement with the SEC within 60 days of the Initial Private Placement Closing and have the registration statement declared effective by the SEC within 120 days thereafter, the Company has agreed, upon the occurrence of each such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                        COMPARATIVE FINANCIAL STATEMENTS
                        --------------------------------

                        SEPTEMBER 30, 1997, 1996 AND 1995



                          Index to Financial Statements
                          -----------------------------

                                                                      Page No.
                                                                      --------
       Financial Statements:

       Independent Auditors' Report ................................    F-2

       Balance Sheets at September 30, 1997 and 1996 ...............    F-3

       Statement of Income for the Years Ended
         September 30, 1997, 1996 and 1995 .........................    F-4

       Statement of Retained Earnings for
         the Years Ended September 30, 1997, 1996 and
         1995 ......................................................    F-5

       Statement of Cash Flows for the Years Ended
         September 30, 1997, 1996 and 1995 .........................    F-6

       Notes to Financial Statements ...............................    F-7, 8

       Independent Auditors' Report on Schedules ...................    F-9

       Schedule I - Marketable Securities for the Years
         Ended September 30, 1996 ..................................    F-10, 11






                          Index to Financial Statements

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Academic Computer Systems, Inc.



       We have audited the accompanying balance sheets of Academic Computers, Inc. as of September 30, 1997 and 1996, and the related statements of income, retained earnings, and cash flows for the years ended September 30, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Academic Computers, Inc. as of September 30, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, and for the year ended September 30, 1995, in conformity with generally accepted accounting principles.


                                             /S/ LIPNER, GORDON & CO. LLP.
Great Neck, New York
December 23, 1997

                         ACADEMIC COMPUTER SYSTEMS, INC.

                                  BALANCE SHEET
                                  -------------

                                     ASSETS
                                                                    ===============================
                                                                               September 30,
                                                                         1997                1996
                                                                    -------------------------------
Current assets:
  Cash and cash equivalents (Notes 1b and 2)                            $613,175           $167,657
  Interest receivable                                                          -              2,770
  Prepaid federal income tax                                                   -                418
                                                                        --------           --------

      Total current assets                                               613,175            170,845

Long-term assets:
  Marketable securities (Note 3)                                               -            408,191
                                                                        --------           --------
                                                                        $613,175           $579,036
                                                                        ========           ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Federal income taxes payable                                          $ 42,388             $    -
  NJ corporation taxes payable                                             3,129              1,795
  Accounts payable and accrued expenses                                    5,250              1,250
                                                                        --------           --------

      Total current liabilities                                           50,767              3,045
                                                                        --------           --------

Commitments and contingencies (Note 4)                                         -                  -

Deferred taxes payable (Note 5)                                                -             38,437

Stockholders' equity:
  Common stock, par value of $.05 per share;
    authorized 1,250,000 shares; issued 910,000
    shares at September 30, 1997 and 1996                                 45,500             45,500
  Additional paid-in capital                                             312,571            312,571
  Unrealized gain on securities reported at fair
    value (Notes 3 and 5)                                                      -             88,578
  Retained earnings                                                      206,493             93,061
                                                                        --------           --------
                                                                         564,564            578,147

Less treasury stock - at cost (2,300 shares)                           (   2,156)         (   2,156)
                                                                        --------           --------
                                                                         562,408            575,991
                                                                        --------           --------
                                                                        $613,175           $579,036
                                                                        ========           ========

The accompanying notes are an integral part hereof.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                               STATEMENT OF INCOME
                               -------------------

                                                                             Year Ended
                                                                            September 30,
                                                             -----------------------------------------
                                                               1997             1996            1995
                                                             --------         --------        --------
Income (Note 3):
  Interest                                                   $  6,724          $ 8,690         $ 2,671
  Dividends                                                     6,465           22,746          25,348
  Gain on sale of securities                                  173,336                -           9,116
                                                             --------          -------         -------
                                                              186,525           31,436          37,135
                                                             --------          -------         -------

Costs and expenses:
  Operational costs, general and
     administrative expenses                                   27,567            3,929           3,701
  Interest expense                                                  -               70               -
                                                             --------          -------         -------
                                                               27,567            3,999           3,701
                                                             --------          -------         -------

Income before provision for income taxes                      158,958           27,437          33,434
                                                             --------          -------         -------

Provision for income taxes:
  Federal                                                      43,638            2,442           2,795
  State                                                         1,888              372             494
                                                             --------          -------         -------
                                                               45,526            2,814           3,289
                                                             --------          -------         -------

Net income                                                   $113,432          $24,623         $30,145
                                                             ========          =======         =======


Earnings per share (based on weighted
  average of the number of shares
  outstanding)                                                $   .12          $   .03         $   .03
                                                              =======          =======         =======

Average number of common shares
  outstanding                                                 907,700          907,700         907,700
                                                              =======          =======         =======




The accompanying notes are an integral part hereof.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                         STATEMENT OF RETAINED EARNINGS
                         ------------------------------

                                                                              Year Ended
                                                                             September 30,
                                                             -----------------------------------------
                                                               1997             1996            1995
                                                             --------         --------        --------
Earnings at beginning                                        $ 93,061          $68,438         $38,293

Net income                                                    113,432           24,623          30,145
                                                             --------          -------         -------
Earnings at end                                              $206,493          $93,061         $68,438
                                                             ========          =======         =======



The accompanying notes are an integral part hereof.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                             STATEMENT OF CASH FLOWS
                             -----------------------

                                                                                     Year Ended
                                                                                    September 30,
                                                                    --------------------------------------------
                                                                       1997             1996             1995
                                                                    ----------       ----------       ----------
Cash flows derived from operating activities:
  Interest and dividends received                                   $   15,959       $   29,637       $   27,477
  Cash paid to suppliers                                           (    23,567)     (     5,184)     (     2,950)
  Income taxes paid                                                (     1,386)     (     6,171)     (       365)
                                                                    ----------       ----------       ----------
Net cash provided (used) by operating activities                   (     8,994)          18,282           24,162
                                                                    ----------       ----------       ----------

Cash flows derived from investing activities:
  Proceeds from sales/redemptions of securities                      1,054,601                -           17,446
  Purchases of securities                                          (   600,089)               -      (       795)
                                                                    ----------       ----------       ----------
Net cash provided by investing activities                              454,512                -           16,651
                                                                    ----------       ----------       ----------

Net increase in cash and cash equivalents                              445,518           18,282           40,813

Cash and cash equivalents at beginning of year                         167,657          149,375          108,562
                                                                    ----------       ----------       ----------
Cash and cash equivalents at end of year                            $  613,175       $  167,657       $  149,375
                                                                    ==========       ==========       ==========

Reconciliation of net income to net cash provided (used) by
  operating activities:
    Net income                                                      $  113,432       $   24,623       $   30,145
    Adjustments to reconcile net income to net cash
      provided by operations:
        (Increase) decrease in interest
          receivable                                                     2,770      (     2,002)     (       542)
        (Increase) decrease in prepaid
          federal income tax                                               418      (       418)             128
        Increase (decrease) in accounts
          payable and accrued expenses                                   4,000      (     1,000)             750
        Increase in federal income taxes payable                        42,388                -                -
        Increase (decrease) in taxes payable                             1,334      (     2,921)           2,797
        (Gains) on sales/redemptions of securities                 (   173,336)               -      (     9,116)
                                                                    ----------       ----------       ----------
Net cash provided (used) by operating activities                   ($    8,994)      $   18,282       $   24,162
                                                                    ==========       ==========       ==========

Supplementary information:
  Interest paid                                                       $      -          $     -          $     -
  Federal income taxes paid                                                832            1,430                -



The accompanying notes are an integral part hereof.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1997, 1996 AND 1995
                        ---------------------------------

1.   Statement of Significant Accounting Policies:

     a) The Company's only income had been from interest and dividends received on its investment portfolio. It records its investment income on the accrual basis. There were no operating activities during the periods of these statements.

     b)   Money market funds are considered to be cash equivalents.

     c) Use of estimates - management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

2.   Concentration of Credit Risk:

     As of September 30, 1997, the Company had $610,081 on deposit with the Bank of New York. Funds deposited with a single financial institution are insured for up to $100,000 in the aggregate by the Federal Deposit Insurance Corporation (FDIC). Should the financial institution become unable to meet its obligations, Academic Computer Systems, Inc. could incur a loss of $510,081.

3.   Marketable Securities:

     For the years ended September 30, 1995 and thereafter, the Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, debt and equity securities are classified into three categories: trading, available-for-sale, and held-to-maturity.

     Management determines the appropriate classification of its investments at the time of purchase, and reevaluates such determination at each balance sheet date. The Company has categorized its marketable securities as available-for-sale. SFAS No. 115 requires available-for-sale securities to be carried at fair value with unrealized gains and unrealized losses reported as a separate component of shareholders' equity. Realized gains and losses are determined on a specific identification basis. A decline in market value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security.

     Marketable securities classified as available-for-sale securities at September 30, 1996 are included in Schedule I.

     At September 30, 1997, the Company had liquidated its investment in marketable securities. Realized gains on the sale of marketable securities amounted to $173,336 and are reflected in the statement of income.

4.   Commitments and Contingencies:

     The Company's income tax returns have not been audited by the Internal Revenue Service.

                         ACADEMIC COMPUTER SYSTEMS, INC.

                        SEPTEMBER 30, 1997, 1996 AND 1995


5.   Deferred Taxes:

     Temporary differences arise from unrealized gains on securities that are reported as an adjustment to stockholders' equity for financial reporting but are not recorded in the tax return until the securities are sold. The Company uses the liability method for calculating the deferred tax provision and charges the tax effect directly to stockholders' equity.
     The deferred taxes relate solely to the available-for-sale securities, and, as such, have no effect on the components of net income (see Note 2).

6.   Subsequent Events:

     On December 3, 1997, Worlds Inc. ("Worlds") merged with and into Worlds Acquisition Corp. ("WAC"). Contemporaneously, WAC closed the first round of a private placement of its common stock (the "Offering"), raising gross proceeds of $3.8 million, and WAC merged with and into the Company, an inactive corporation with approximately $600,000 of assets, all in the form of cash or cash equivalents. Thereafter, the Company changed its name to Worlds Inc. The merger of Worlds into WAC and the subsequent merger of WAC with and into the Company are sometimes hereinafter collectively referred to herein as the "Mergers" and the entity resulting therefrom is sometimes hereinafter referred to as the "Combined Entity".

     The terms of the Mergers called for the issuance, in exchange for all of the previously outstanding shares of Worlds and WAC, of an aggregate of 14,625,000 shares of the Company's common stock distributed, as follows:
     8,400,000 to the former shareholders of WAC; 2,000,000 to the former shareholders of Worlds; 3,800,000 to the investors in WAC's financing; and 425,000 as a financial advisory fee to International Academic Capital Growth, Ltd. Prior to the Mergers, the Company had 907,700 shares of Academic outstanding, which shares continue to remain outstanding and held by the pre-Merger shareholders. The total issued and outstanding shares of the Combined Entity after the Mergers is therefore 15,532,700 shares.

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULES
                    -----------------------------------------


     In connection with our audit of the financial statements of Academic Computer Systems Inc. as of September 30, 1996, we also audited the supporting schedule of marketable securities. In our opinion, this schedule presents fairly, when read in conjunction with the related statements, the financial data required to be set forth therein.


                                              /S/ LIPNER, GORDON & CO. LLP.
Great Neck, NY
December 23, 1997

                         ACADEMIC COMPUTER SYSTEMS,INC.

                       SCHEDULE I - MARKETABLE SECURITIES
                       ----------------------------------

                               SEPTEMBER 30, 1996


                                                       Number of
                                                        Shares                                 Value Based on
                                                      or Units of                              Current Market
                                                       Principal                                 Quotations         Unrealized
Name of Issuer and                                       Amount               Cost/                  At             Gain/(Loss)
Title of Security                                      Bonds and            Adjusted            Balance Sheet           On
-----------------                                        Notes                Basis                  Date           Securities
                                                      ----------           ----------            ----------         ----------
Rapid American Corp. Sub.
  Deb. 7% 1994                                           $10,000             $    100                $    -          ($    100)

Metromedia International
  Sub Deb. 9-1/2% 1998 -
  (Formerly Actava Group Inc.)                             9,000                6,100                 8,944              2,844

Zenith Electronics Corp.
  Conv. Sub. Deb. 6-1/4%
  2011                                                    20,000                8,117                16,750              8,633

Fedders Corp. Sub. Deb. Conv.
  8-1/2% 2012 (Formerly NYCOR
  Inc., CV EX PFD)                                        80,000               61,605                72,800             11,195

AM Annuity Group Inc. - common -
  (Formerly STI Group Inc.)                           508 shares                2,398                 6,795              4,397

Barrett Resources Corp., New                        2,000 shares                8,007                70,500             62,493

Fleet Financial Group Inc.
  Depository SH Reptg 1/4
  PFD. IV Pref.                                     2,000 shares               51,757                51,500          (     257)

Chase Manhattan Corp. PFD
  (Formerly Chemical Banking
  Corp. 10.96 PFD)                                  1,000 shares               29,395                29,625                230

Barclays Bank PLC Amern Dep.
  Shs. UTS SR D                                     1,000 shares               29,271                28,750          (     521)
                                                                             --------              --------           --------

      Sub total                                                               196,750               285,664             88,914


                         ACADEMIC COMPUTER SYSTEMS,INC.

                       SCHEDULE I - MARKETABLE SECURITIES
                       ----------------------------------

                               SEPTEMBER 30, 1996

                                                       Number of
                                                        Shares                                 Value Based on
                                                      or Units of                              Current Market
                                                       Principal                                 Quotations         Unrealized
Name of Issuer and                                       Amount               Cost/                  At        Gain/(Loss)
Title of Security                                      Bonds and            Adjusted           Balance Sheet                 On
------------------                                       Notes                Basis                 Date              Securities
                                                      ----------           ----------            ----------         ----------
Sub total (carried forward)                                                  $196,750              $285,664           $ 88,914

Williams Cos. Inc. $2.21 Cum.
  Pfd.                                              1,000 shares               25,000                26,000              1,000

American Banknote Corp. (formerly
  United States Banknote Corp.)                     1,000 shares                5,238                 4,625          (     613)

Corestates Financial Corp. common
  (formerly Constellation
  Bancorporation)                                     413 shares                7,254                17,862             10,608

LTV Corp. New                                          59 shares                  615                   686                 71

LTV Corp. New WTS Ser A
  expire 6/28/98                                     24 warrants                   57                    27          (      30)

Cyprus Amax Minerals common
  (formerly Amax, Inc.)                               500 shares               12,122                10,750          (   1,372)

Alumax, Inc. common                                   500 shares               12,122                16,750              4,628

Amax Gold common                                      300 shares                2,226                 1,687          (     539)

Glendale Federal Bank common                        2,000 shares               14,255                35,500             21,245

Greyhound Lines, Inc. common                        2,560 shares                5,537                 8,640              3,103
                                                                             --------              --------           --------

                                                                             $281,176              $408,191           $127,015
                                                                             ========              ========           ========

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                                      TABLE OF CONTENTS

                                                                                PAGE

Additional Information..........................................................       2
Summary.........................................................................       3
Risk Factors....................................................................       4
Selected Financial Information..................................................      12
Management's Discussion and Analysis of Financial Conditions and
     Results of Operations......................................................      13
Use of Proceeds.................................................................      15
Pro Forma Consolidated Balance Sheet............................................      17
Business........................................................................      20
Management......................................................................      26
Security Ownership of Certain Beneficial Owners and Management..................      30
Disclosure of Commission Position on Indemnification For
     Securities Act Liability...................................................      30
Description of Securities.......................................................      31
Selling Security Holders........................................................      33
Legal Matters...................................................................      37
Experts.........................................................................      37
Index to Financial Statements...................................................


UNTIL _________________ (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        5,573,625 SHARES OF COMMON STOCK





                                   WORLDS INC.





                                   PROSPECTUS



                                JANUARY __, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VI of the Registrant's By-Laws extends such indemnities to the full extent permitted by New Jersey law.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission Fee......................        $  1,735
Accountants' Fees...........................................        $ 22,000
Legal Fees..................................................        $ 25,000
Blue Sky Qualification, Fees and Expenses...................        $ 15,000
Printing and engraving......................................        $ 20,000
                                                                    --------
         TOTAL..............................................        $ 83,735
                                                                    ========


ITEM 26.            RECENT SALES OF UNREGISTERED SECURITIES.

         Effective December 3, 1997, Worlds Acquisition Corp. ("WAC") merged into the Registrant and the Registrant issued an aggregate of 14,200,000 shares of its Common Stock to the former stockholders of WAC. None of the stockholders of WAC received any consideration other than shares of the Registrant. This issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         On December 31, 1997 the Registrant sold a total of 4.875 Units of its securities, each Unit consisting of 120,000 shares of Common Stock, for an aggregate of 585,000 shares at $1.00 per share, for a total purchase price of $120,000 per Unit, to five accredited persons and one non-accredited person in a private offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Registrant received gross proceeds of $585,000 from this offering.

         On November 21, 1997, the Registrant issued 425,000 shares of its Common Stock as a financial advisory fee to its investment banker. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.


ITEM 27.                   EXHIBITS
          3.1              Certificate of Merger
          3.2              By-Laws
          4.1              Specimen Common Stock Certificate*


         5                 Opinion of Heller, Horowitz & Feit, P.C.
         10.1              Merger Agreement between Worlds Acquisition Corp. and
                           Academic Computer Systems, Inc.**
         23.1              Consent of Heller, Horowitz & Feit, P.C.
                           (included in the Opinion filed as Exhibit 5)
         23.2              Consent of BDO Seidman, LLP
         23.3              Consent of Lipner, Gordon & Co., LLP

---------------
* To be filed by Amendment
** Incorporated by reference from the Company's Current Report on Form 8-K dated December 3, 1997.


ITEM 28.        UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company will provide to the Representative of the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of Boston and State of Massachusetts on the 16th day of January, 1998.

                                              WORLDS INC.

                                         By:  /s/  THOMAS KIDRIN
                                              -------------------------------
                                              Thomas Kidrin
                                              President, Chief Executive Officer
                                              and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                            TITLE                              DATE
---------                            -----                              ----
/s/  THOMAS KIDRIN                   President, CEO, Treasurer          January 16, 1998
---------------------------
     Thomas Kidrin

                                     Chairman
---------------------------
     Michael J. Scharf

/s/  KENNETH A. LOCKER               Director                           January 16, 1998
---------------------------
     Kenneth A. Locker


                                  EXHIBIT INDEX

3.1               Certificate of Merger
3.2               By-Laws
5                 Opinion of Heller, Horowitz & Feit, P.C.
23.2              Consent of BDO Seidman, LLP
23.3              Consent of Lipner, Gordon & Co., LLP